Exhibit 10.21

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates that information has been omitted.	PURCHASE ORDER
NUMBER: A000746416

PO ISSUED TO:
77027
ZAPATA COMPUTING INC
ZAPATA COMPUTING INC	CHANGE ORDER #
100 FEDERAL ST 20TH FL	REVISED DATE:
	PO DATE:	11/01/2023
BOSTON, MA 02110

PO ISSUED FROM:	SHIP TO:	PO BILL TO:
L3HARRIS TECHNOLOGIES, INC.	L3HARRIS TECHNOLOGIES, INC.	L3HARRIS TECHNOLOGIES, INC.
BUILDING 21A	BUILDING 21A	P. O. BOX 9002
1000 CHARLES J. HERBERT DRIVE	1000 CHARLES J. HERBERT DRIVE	MELBOURNE, FL 32902
PALM BAY, FL 32905	PALM BAY, FL 32905

CONFIRMING	SHIP VIA	FOB POINT	TERMS	BUYER	BUYER CODE
	NO SHIPPING	NONE	NET 15	PRINCE, VILETTA	VFP

ITEM	PART NUMBER	DESCRIPTION	ORDER QTY	UOM	TAX ST.	UNIT PRICE	EXTENDED PRICE
1	DARP_ENGINEERING_SERVICES	DARP ENGINEERING SERVICES	1	EA	Exempt	$1,946,542.0000	$1,946,542.00

SERIAL NUMBER:
DRAWING NUMBER:			BUY REV LVL:
PARTS LIST:			PL REV LVL:
NAICS/SIZE STD:		541330/$22.5M
PRIME CONTRACT NO:		HR001122C0067	PRIORITY:	NONE		CONTROL ID:	275111MQZ201
AVL:			DATE DUE ON L3HARRIS DOCK:				02/28/2025
CONTRACT FLOW DOWN NOTES:		1735:

PO NOTE 1735

FAR 52.222-50, Combatting Trafficking in Persons is applicable. If Supplier or any lower-tier Supplier has any credible information concerning any violation of the policy in paragraph (b) of the clause, contact the L3Harris Buyer immediately.

TOTAL EXTENDED PRICE	$1,946,542.00

L3Harris Contracts POC: [***]

L3Harris Technical POC: [***]

This is a Firm Fixed Price Subcontract Number A000746416 for the Procurement of Engineering Services. The effective date of this Subcontract is 11/3/2023. This Subcontract supersedes and replaces all prior written and verbal communications. Subcontract Price NTE $1,946,542.00

Accepted By:	/s/ Mimi Flanagan	/s/ Viletta Prince

Signatory agrees to all terms and conditions on the Purchase Order				Authorized Procurement Signature

Sales Representative	Date: 11/6/2023	Buyer: PRINCE, VILETTA	Date:

PAGE: 1 of 4

PURCHASE ORDER

NUMBER: A000746416

Zapata (hereinafter referred to as “Subcontractor”) shall perform all work necessary to design, fabricate, test, and deliver the items specified in accordance with requirements of this order and the following Harris Corporation, Government Communications Systems Division (hereinafter referred to as “Harris”) documents incorporated herein by reference and made a part hereof.

Attachment A	Notes and Provisions

Attachment B	Negotiated General Terms and Conditions dated, 9/27/2022

Attachment C	Statement of Work Phase 2 dated, 9/28/2023

Attachment D	H-1723-3 Representations and Certifications

Attachment E	Extended NDA (Signed on 13 September 2022)

Attachment F	Milestone Payment Special Provision FINAL 11/01/2023

Attachment G	DARPA Mandatory Flowdown Clauses

Attachment H	Excel Spreadsheet_TM_DARPA [Draft] 10162023

Attachment I	FAR 52.204-27 Prohibition on a ByteDance Covered Application 062023

1705:

L3Harris Purchase Order Documents Including Below Certifications and Representations and Requirements:

CERTIFICATIONS

By acceptance of this Purchase Order, Seller hereby certifies that:

a. Certifications and Representations – The Seller hereby certifies that as of time of award all Certifications and Representations submitted to L3Harris are still current, accurate, complete and there have been no material changes in Seller’s eligibility to do business with the U.S. Government. Size/Socioeconomic Status Representation: The Seller verifies by acceptance of this award that the size or socioeconomic representations and certifications (electronically submitted) are current, accurate, and complete as of the date of the offer for the purchase order/subcontract. In accordance with 15 U.S.C. 645(d) any person who misrepresents its size status shall (1) be punished by a fine, imprisonment, or both; (2) be subject to administrative remedies; and (3) be ineligible for participation in programs conducted under the authority of the Small Business Act.

b. Debarred/Suspended – The Seller hereby certifies that as of time of award through acceptance of this purchase order to the best of its knowledge and belief, that the Seller and/or any of its Principals are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by the Federal Government or any Federal agency; no Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on its behalf in connection with awarding the contract or this Purchase Order; and no changes have occurred to any other representations and certifications made by the Seller resulting in award of this Purchase Order. The Seller agrees to promptly notify the Buyer of any changes occurring at any time during performance of this Purchase Order to any representations and certifications submitted by the Seller.

c. Anti-Lobbying/Disclosure Regarding Payments to Influence Certain Federal Transactions (For Purchase Orders >$150K) – In accordance with Public Law 101-121, codified at 31 United States Code 1352 (Limitation on the Use of Appropriated Funds to Influence Certain Federal Contracting and Financial Transactions), Federal Acquisition Regulations (FAR) Part 3.800-3.808 and FAR 52.203-11 and 52.203-12, the Seller hereby certifies by acceptance of this Purchase Order to the best of its knowledge and belief that no Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on its behalf in connection with the awarding of this Purchase Order. The above listed certifications are material representations of fact. If it is later determined that Seller knowingly rendered an erroneous Certification or Representation, in addition to other remedies available to L3Harris, L3Harris may terminate this Purchase Order for Default.

d. DPAS Priority Rating – If this is a rated order certified for U.S. national defense use, Seller is required to follow all the provisions of the Defense Priorities and Allocations System regulation (15 CFR part 700) in obtaining controlled materials and other products, services and materials needed to fill this order. If this is a DX rated order, Seller must provide Buyer with written acceptance or rejection of this order within ten (10) working days after receipt. If this is a DO rated order, Seller must promptly provide Buyer with written acceptance or rejection of this order within fifteen (15) working days after receipt. Seller must include in any written rejection of a rated order the reasons for the rejection. Seller’s written acceptance of this rated order shall constitute written acceptance of this DPAS rating. When applicable, the DPAS rating is specified in the line item(s) contained in this Purchase Order.

Accepted By:	/s/ Mimi Flanagan	/s/ Viletta Prince

Signatory agrees to all terms and conditions on the Purchase Order				Authorized Procurement Signature

Sales Representative	Date: 11/6/2023	Buyer: PRINCE, VILETTA	Date:

PAGE: 2 of 4

PURCHASE ORDER

NUMBER: A000746416

INVOICE/PAYMENT:

Suppliers shall submit invoices to L3Harris in accordance with the terms of the Purchase Order, and such invoices shall contain at least the following information: Purchase Order number, description of the Work, and supporting documentation for the amount invoiced. L3Harris institutes its invoice payment processing on the first and fifteenth of each month and will pay invoices properly submitted hereunder within thirty (30) days of its bi-monthly invoice payment processing dates unless otherwise stated in the Purchase Order, after receipt of invoices and acceptance of the Work by L3Harris subject to the other provisions of the Purchase Order. Payment by L3Harris shall be deemed to have been made on the date L3Harris deposited the payment in the U.S. mail or with another recognized commercial carrier, or the date L3Harris made the electronic funds payment.

RESALE:

L3Harris certifies that any material purchased hereunder unless otherwise specified and until this notice is revoked in writing, shall be considered to be purchased for resale as tangible personal property or as component parts thereof, for resale.

• Resale-FL: Any material so purchased shall be considered to be State of Florida Sales and/or State of Florida Use Tax Exempt except that L3Harris reserves the right to review any such transactions and to submit directly to the State of Florida Revenue Commissioner any taxes due and payable. L3Harris is operating under the State of Florida Sales and Use Tax Act with the assigned numbers 15-16-004700-63, L3Harris, Melbourne, Florida.

• Resale-CA; California deliveries for Resale: This item is being purchased for resales directly or as a component part on behalf of L3Harris. Our California Resale Certificate ID is 19-685321.

• Resale-CO; Colorado deliveries for Resale: This item is being purchased for resales directly or as a component part on behalf of L3Harris. Our Colorado Resale Certificate ID is 080-66175

• Resale-IN: Indiana deliveries for Resale; This Item is being purchased for resales directly or as a component part on behalf of L3Harris. Our Indiana Resale Certificate ID is 0001731858-010.

• Resale-MD: Maryland deliveries for Resale; This Item is being purchased for resales directly or as a component part on behalf of L3Harris. Our Maryland Resale Certificate ID is 05856970.

• Resale-NY: New York deliveries for Resale; This Item is being purchased for resales directly or as a component part on behalf of L3Harris. Our New York State Certificate of Authority number is 34-0276860 05.

• Resale-NJ: New Jersey deliveries for Resale; This Item is being purchased for resales directly or as a component part on behalf of L3Harris. Our New Jersey Resale Certificate ID is 340-276-860/006.

• Resale-VA: Virginia deliveries for Resale; This Item is being purchased for resales directly or as a component part on behalf of L3Harris. Our Virginia Resale Certificate ID is 10340276860F001.

• Resale-TX: Texas deliveries for Resale; This Item is being purchased for resales directly or as a component part on behalf of L3Harris. Our Texas Resale Certificate ID is 13402768603.

PURCHASE ORDER DOCUMENTS:

Note: suppliers must verify that they are in possession of all applicable documents referenced on the purchase order/drawings. Supplier is not to proceed with Purchase Order performance without all applicable/referenced documents, and must request any needed documents from the buyer. Select workmanship standards have been posted to the L3Harris “Supply Chain Portal”, https://supplychain.harris.com/secure/requisition/document list.aspx

Click Supplier Insight-Document List-Public Files to locate a specific workmanship standard. If the workmanship standard called out on the purchase order or on the drawing is not found please contact the cognizant buyer to obtain the standard. Please use the following internet link to obtain documents referenced in the purchase order related to the following areas:

https://www.13harris.com/supply-chain

1. L3Harris General Terms & Conditions are reviewed and revised periodically to reflect changes within the government regulations. The latest revisions will be reflected on new purchase orders and change orders. Previously negotiated L3Harris General Terms and Conditions will remain in effect through the period of performance.

2. L3Harris Quality Clauses, H-1999Q

3. Standards of Business Conduct

4. Supplier Routing Instructions - SC-01.4.F1

400:

Accepted By:	/s/ Mimi Flanagan	/s/ Viletta Prince

Signatory agrees to all terms and conditions on the Purchase Order				Authorized Procurement Signature

Sales Representative	Date: 11/6/2023	Buyer: PRINCE, VILETTA	Date:

PAGE: 3 of 4

PURCHASE ORDER

NUMBER: A000746416

Please be sure to reference the following on all paperwork pertaining to this Purchase Order:

L3Harris Part #

Manufacturer Part #

L3Harris Purchase Order #

L3Harris Purchase Order Line #

Failure to do so will delay in receipt/payment of product and negatively impact the supplier scorecard.

Accepted By:	/s/ Mimi Flanagan	/s/ Viletta Prince

Signatory agrees to all terms and conditions on the Purchase Order				Authorized Procurement Signature

Sales Representative	Date: 11/6/2023	Buyer: PRINCE, VILETTA	Date:

PAGE: 4 of 4

Attachment A Dated 9/7/2023 (Revised 11/03/2023)

Subcontract Notes & Provisions (FFP)

Subcontract No. A000746416

Zapata Computing (hereinafter referred to as “Subcontractor” or “Seller”) shall deliver goods and perform all services specified in accordance with requirements of this Subcontract and the following L3Harris Technologies (hereinafter referred to as “L3Harris” or “Buyer”) documents incorporated herein by reference and made a part hereof:

Attachment B	Negotiated General Terms and Conditions dated, 9/27/2022
Attachment C	[***]
Attachment D	H-1723-3 Representations and Certifications
Attachment E	Extended NDA (Signed on 13 September 2022)
Attachment F	Milestone Payment Special Provision FINAL 11/01/2023
Attachment G	DARPA Mandatory Flowdown Clauses
Attachment H	Excel Spreadsheet_TM_DARPA [Draft] 10162023
Attachment I	FAR 52.204-27 Prohibition on a ByteDance Covered Application 062023

Article I – Reserved

Article II – Period of Performance.

2.1 The period of performance of this subcontract commences on 3 November 2023 and ends on 28 February 2025.

Article Ill – Reserved

Article IV – Reserved

Article V – Consideration and Payment

5.1

The Subcontract shall be fully funded. The funding currently available and allocated toward performance of this Subcontract through the period ending 28 February 2025 is $1,946,542.00 and is the maximume amount for which L3Harris will be liable in the event of termination or no further funding. Subcontractor is not authorized to make expenditures or incur obligations in performance of this Subcontract, which exceed the current funding.

The Subcontractor is not required to continue performance nor is L3Harris obligated to pay for costs, which exceed the current funding amount set forth above.

Line Item	Cost	NTE Value	Funded	POP Start	POP End
1	$1,946,542.00	$1,946,542.00	$1,946,542.00	11/3/2023	2/28/2025

5.2	End Item Payments

5.2.1	In consideration of the satisfactory completion, delivery and acceptance of the work to be performed hereunder, the Subcontractor will be paid the amounts set forth on the Subcontract Line Items.

Attachment A Dated 9/7/2023 (Revised 11/03/2023)

Subcontract Notes & Provisions (FFP)

Subcontract No. A000746416

5.3	Milestone Payments

5.3.1	A payment will be made to the Subcontractor upon completion of each milestone event specified on the Subcontract Line Items in the amount specified for the relevant milestone event.

5.3.2

Upon completion of each milestone event, the Subcontractor shall notify L3Harris in writing, accompanied by a certification, that the milestone event has been completed. The Subcontractor’s written notification shall contain a brief narrative or the work activity accomplished for the particular milestone event. L3Harris shall promptly verify that successful completion of the milestone event has occurred. The Subcontractor shall then submit an invoice to the designated paying office.

5.3.3

All milestone payments are interim contract financing payments with respect to total contract performance. As such, they are fully recoverable in the event of default under the Default clause. Therefore, all milestone payments made with respect to contract line items that are not delivered and accepted by L3Harris shall, in the event of termination for default, be paid to L3Harris upon demand.

5.3.4	Upon successful completion of a milestone event, the Subcontractor may request milestone payments based milestone data as called out on the Subcontract.

5.3.5

A milestone event may be successfully completed in advance of the date appearing on the Subcontract Line Item. However, payment shall not be made prior to that date without the prior written consent of L3Harris.

5.3.6	The Subcontractor is not entitled to partial payment for less than successful completion of a milestone event.

5.3.7	All preceding milestone events must be successfully completed before payment can be made for the next milestone event.

5.3.8

Upon delivery and acceptance of a line item on which milestone payment(s) has/have been made, the amount of the related milestone payment(s) will be deducted from the amount otherwise payable for the line item.

Attachment A Dated 9/7/2023 (Revised 11/03/2023)

Subcontract Notes & Provisions (FFP)

Subcontract No. A000746416

5.4	Termination Liability

In the event this Subcontract is terminated for convenience pursuant to Clause 18a - Termination, of the General Provisions, the total amount L3Harris shall be liable for (including termination and settlement costs) shall not exceed the following Termination Liability amounts:

Phase 2 – 16 MONTHS

End of Month/Year	Monthly Termination Liability	Cumulative Termination Liability
1. Nov-23	$176,542.00	$176,542.00
2. Dec-23	$102,000.00	$278,542.00
3. Jan-24	$102,000.00	$380,542.00
4. Feb-24	$138,000.00	$518,542.00
5. Mar-24	$102,000.00	$620,542.00
6. Apr-24	$102,000.00	$722,542.00
7. May-24	$153,000.00	$875.542.00
8. Jun-24	$102,000.00	$977,542.00
9. Jul-24	$102,000.00	$1,079,542.00
10. Aug-24	$138,000.00	$1,217,542.00
11. Sept-24	$102,000.00	$1,319,542.00
12. Oct-24	$102,000.00	$1,421,542.00
13. Nov-24	$168,000.00	$1,589,542.00
14. Dec-24	$102,000.00	$1,691,542.00
15. Jan-25	$123,000.00	$1,814,542.00
16. Feb-25	$132,000.00	$1,946,542.00
TOTAL	$1,946,542.00

5.5

Subcontract Number A000746416, Line Item Number(s), Part Number(s), and the full address, including PO Box number, under “PO Issued From” listed on the Subcontract shall appear on all invoices. For questions on payment status or other AP related inquiries, please call your cognizant SCM or log onto the L3Harris expo Supply Chain Portal.

Invoices shall be submitted electronically to the SCM and as follows:

Invoices shall be mailed to:

L3Harris Corporation

Accounts Payable

P.O. Box 9002

Melbourne, FL 32902

Or emailed to [***]

To ensure efficient processing, the following information is required on your invoice:

* Subject line of email must read: BILL TO PO BOX 9002

For questions or payment status or other AP related inquiries, call your cognizant SCM.

Attachment A Dated 9/7/2023 (Revised 11/03/2023)

Subcontract Notes & Provisions (FFP)

Subcontract No. A000746416

Payment will be issued in accordance with the payment terms called out on the Purchase Order. Please note, the payment terms do not indicate the date in which the Subcontractor receives the payment but is the date in which L3Harris issues the payment.

Article VI – Reserved

Article VII – Authority

7.1	Any change or modification to the requirements of this Subcontract must be authorized in writing by L3Harris’ Subcontracts Department. The names of L3Harris personnel authorized to make changes are:

SCM: [***]

Senior Subcontracts Manager: [***]

7.2	Electronic Documentation

In accordance with the Uniform Electronic Transaction Act (Fla. Stat. § 668.50 (2001), it is the desire and intent of L3Harris and Subcontractor to use electronic media as the preferred means of communications during the performance period of this Subcontract. In that regard, Subcontractor agrees to regard any electronic correspondence received from the email addresses of the L3Harris authorized representatives listed below to be contractually binding and to have the same force and effect as paper media with signature.

SCM: [***]

Senior Subcontracts Manager: [***]

Likewise, L3Harris agrees to regard any electronic correspondence received from the email addresses of the Subcontractor’s authorized representatives listed below to be contractually binding and to have the same force and effect as paper media with signature.

Jhonathan Romero Fontalvo, PhD: [***]

Yudong Cao, PhD: [***]

7.3

L3Harris may require Subcontractor to remove Subcontractor personnel from providing Services to L3Harris for any reason, and Subcontractor will remove such Subcontractor personnel promptly upon L3Harris’ written request. L3Harris is not obligated to pay for Services provided by such Subcontractor personnel from the date L3Harris provided notice of removal to Subcontractor. L3Harris is not obligated to pay for any costs associated with replacing Subcontractor personnel. In the event that any of Subcontractor personnel performing Services are found to be unacceptable to L3Harris, including, but not limited to, a belief that he or she is not qualified to perform or is not performing the Services as desired, Subcontractor shall immediately remove said employee from performing Services and, if requested by L3Harris, shall promptly, but in no event later than five (5) business days, provide a qualified replacement. Subcontractor will communicate L3Harris’ requirements as described in this section to potential third parties utilized by Subcontractor.

L3Harris shall not be charged for any duplicative services which may have been incurred due to such personnel change.

Attachment A Dated 9/7/2023 (Revised 11/03/2023)

Subcontract Notes & Provisions (FFP)

Subcontract No. A000746416

Subcontractor agrees to use its best efforts to ensure the continuity of Subcontractor personnel assigned to perform Services. Subcontractor will not remove any of Subcontractor personnel from work under a particular project without L3Harris’ written consent.

Article VIII – General Provisions/Special Provisions

The following general and special provisions, including all the modification(s)/amendment(s) referenced herein, are incorporated into this Subcontract:

8.1	General Provisions

L3Harris Corporation General Provisions – 00-LGL-50-F01, Standard General Provisions for Fixed Price Purchase Orders for Government Programs, For DARPA Subcontract with Zapata Computing Inc, dated 9/27/2022, except as modified.

DARPA Mandatory Flowdown Clauses

FAR 52.204-27 Prohibition on a ByteDance Covered Application 062023

8.2	Additional Special Provisions

The following additional provisions/clauses are hereby incorporated in this Subcontract:

8.2.1 This Subcontract is not DPAS rated and certified for national defense use.

8.2.2

The personnel specifically identified below are considered to be essential to the work being performed hereunder. Prior to diverting any of the specified individual(s) to other programs, the Subcontractor shall give the SCM 30 day written notice and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made by the Subcontractor without the written consent of the SCM. The Subcontractor agrees to assign the person(s) listed below who are necessary to satisfy the requirements of this Subcontract.

Name	Title

8.2.3	Unauthorized Work Cost/Schedule Impact Statement

In order to monitor and prevent performance of unauthorized work that might later become a basis for requesting an equitable adjustment in price, delivery schedule, other terms and conditions of this Subcontract, Subcontractor agrees to furnish, on a monthly basis, a written statement via email to the SCM stating that either no circumstances (regardless of their nature or who was responsible for them) have occurred that would be a basis for asserting a change under the Changes clause, or furnish a written statement stating what circumstances have occurred that may under the

Attachment A Dated 9/7/2023 (Revised 11/03/2023)

Subcontract Notes & Provisions (FFP)

Subcontract No. A000746416

provisions of Subcontract’s Changes clause entitle Subcontractor to an equitable adjustment in the price, delivery schedule, or other terms and conditions of this Subcontract. Unauthorized work is defined as any work outside the scope of the current Subcontract. The statement shall be current as of the end of the immediately prior calendar month and is to be submitted no later than ten (10) calendar days after the end of the immediately prior calendar month. If the requested statement is not received within the required timeframe, it shall be deemed the Parties agree no unauthorized work occurred during the reporting period.

8.2.4	Subcontract Closeout

The Subcontractor shall assist L3Harris in completing the Subcontract closeout actions. The Subcontractor and L3Harris shall verify all deliverables or services have been delivered, received, and accepted. The Subcontractor and L3Harris shall ensure all invoices have been delivered, received and paid. If applicable, the Subcontractor and L3Harris shall ensure any classified data/materials are dispositioned appropriately. If applicable, L3Harris shall provide disposition instructions for all Government/L3Harris furnished equipment, tooling and/or data, including any L3Harris intellectual property. If applicable, and if the Subcontract includes the “Patent Rights” clause, the Subcontractor shall ensure that the Subcontractor provides a report indicating whether or not patentable inventions were developed in the course of the work, i.e., DD Form 882. The Subcontractor and L3Harris shall execute the final release letter.

8.3

Subcontractor shall not, without prior written consent of L3Harris, use in advertising and/or any other media, information relating to the requirements set forth herein. Subcontractor shall formally transmit to L3Harris a request for such releases, including the exact wording and sketches or photographs which may form a part of the release. Such consent shall not be unreasonably withheld.

8.4	The products/services under this Subcontract are for use worldwide, subject to US export laws.

8.5

Subcontractor shall maintain data protection processes and systems sufficient to adequately protect specifications, Personally Identifiable Information (PII), trade secrets, intellectual property, proprietary information, data, drawings, software, and other items which are (i) supplied to Subcontractor by L3Harris, or (ii) obtained or developed by Subcontractor in the performance of this Subcontract or paid for by L3Harris (collectively, “L3Harris Data”), and to comply with any law or regulation applicable to such data. Subcontractor has the obligation to protect the confidentiality, authenticity and integrity of L3Harris data, protecting the transmission of electronic messages from unauthorized access or modification. If an event occurs whereby Subcontractor knows, or reasonably believes, that L3Harris Data has been actually or potentially disclosed to, or accessed or acquired by, an unauthorized individual or individuals (“Security Incident”), Subcontractor shall (i) use commercially reasonable efforts to investigate, contain, and remediate the Security Incident, and (ii) notify L3Harris in writing promptly, but not later than seventy-two (72) hours after discovering the Security Incident. Subcontractor’s notification to L3Harris of a Security Incident shall include sending an email to SOCC@harris.com, and Subcontractor shall encrypt emails to L3Harris regarding Security Incidents using industry standard encryption methods. Subcontractor should further provide a written notification to the contacts listed in the Authority section of this Subcontract within seven (7) calendar days. The obligations contained in this Section are in addition to, and do not alter, Subcontractor’s obligations under applicable U.S. Government Procurement Regulations.

L3HARRIS TECHNOLOGIES, INC.

GENERAL TERMS AND CONDITIONS AND FLOWDOWN CLAUSES FOR THE PURCHASE OF

NON-COMMERCIAL ITEMS AND SERVICES UNDER A U.S. GOVERNMENT CONTRACT

(APPLICABLE TO FIXED PRICE, COST TYPE, AND TIME AND MATERIAL PURCHASE ORDERS)

REVISED 6/3/22 FOR DARPA SUBCONTRACT WITH ZAPATA COMPUTING INC.

A000746416

SECTION 1 – ARTICLES APPLICABLE TO ALL ORDERS

1.    DEFINITIONS:

(a)    “Buyer” means L3Harris Technologies, Inc., a corporation organized and existing under the laws of the state of Delaware, and all of its subsidiaries and affiliates.

(b)    “Buyer’s Procurement Representative” means the agent of Buyer with the actual authority to make legally binding commitments on behalf of Buyer as designated on the Order.

(c)    “Cost or pricing data” means cost or pricing data as defined in FAR 2.101.

(d)    “DFARS” means the Defense Federal Acquisition Regulation Supplement.

(e)    “FAA AMS” means the Federal Aviation Administration’s Acquisition Management System.

(f)    “FAR” means the Federal Acquisition Regulation.

(g)    “Government” means an agency of the federal government of the United States, unless otherwise specified.

(h)    “Government Contract” means Buyer’s contract with the Government or Buyer’s contract with a higher-tier contractor with a contract where the funding originates with the Government.

(i)    “Item” means goods, parts, components, articles, or supplies, including, without limitation, those part numbers model numbers, and/or descriptions set forth on the face of the Order, and shall also include computer software or hardware (including any software, firmware or other hardwired logic embedded within the hardware) delivered under the Order.

(j)    “NFS” means the National Aeronautics and Space Administration’s (NASA’s) supplement to the FAR.

(k)    “Order” means any purchase order or subcontract issued hereunder, including written change notices, supplements, amendments, and other written modifications thereto, together with any referenced certifications, certificates, exhibits, attachments or other documents, and includes these General Terms and Conditions and the statement of work, if any.

(l)    “Party” or “Parties” means Buyer and Seller individually or collectively.

(m)    “Seller” means the legal entity performing work pursuant to an Order and, if the context requires, its employees, officers, agents, and others acting at its direction and control or under contract to it.

(n)    “Services” means any labor, performance of a duty, or effort supplied by Seller under an Order such as installation, manufacturing, design, engineering, repair, maintenance, technical, construction, consulting, professional, or other services, where the cost of such Services are separate from and not included in the price of the Item.

2.    PURCHASE OF ITEMS AND SERVICES AND ORDER OF PRECEDENCE:

(a)    These terms and conditions shall govern the delivery of Items or performance of Services provided by Seller under an Order. All documents provided for under an Order shall be in English. Any additional or different terms and conditions contained in Seller’s order document, any prior quotation, or any acknowledgment of an Order (including, but not limited to, any shrink-wrap or click-through terms) that are not negotiated by the Parties and identified on the Order are explicitly rejected by Buyer without further notice of rejection and shall be of no effect nor under any circumstances binding upon Buyer. Seller expressly represents that in accepting the Order it does not rely and has not relied upon any written or oral representation, warranty, or statement not set forth in the Order and that it will not have any right or remedy rising out of any representation, warranty, or other statement not expressly set out in the Order.

(b)    The headings and subheadings of Articles contained herein are used for convenience and ease of reference and do not limit the scope or intent of the Article. The terms and conditions of the Order shall be construed and interpreted as consistent whenever possible. Any conflicts in an Order shall be resolved by giving precedence in the following order: (i) the Order document; (ii) the master agreement entered into between the Parties, if any (which is incorporated by reference in any Order issued hereunder); (iii) these General Terms and Conditions (which are incorporated by reference in any Order issued hereunder); (iv) the statement of work; (v) any specifications, drawings, or other requirements attached hereto or incorporated herein by reference; and (vi) any supplement terms, conditions, or provisions (such as an End User License Agreement) negotiated between the Parties and identified on the Order. In the event of a conflict in the Articles contained in Section 1 (Articles Applicable to All Orders) and applicable clauses contained in Section 2 (FAR, DFARS, and NFS Clauses), or Section 3 (FAA AMS Clauses), the applicable clauses in Section 2 (FAR, DFARS, and NFS Clauses), and Section 3 (FAA AMS Clauses) shall control to the extent necessary for Buyer to comply with Buyer’s Government Contract. No other document can be less restrictive than the mandatory FAR, DFARS , NFS , and FAA AMS clauses applicable to Buyer’s Government Contract.

3.    ACCEPTANCE OF THE ORDER: Any of the following acts by Seller shall constitute acceptance of the Order: (i) execution of the acknowledge page of the Order and return to Buyer within three (3) business days of receipt or within the timeframe required by applicable law; (ii) initiation of any aspect of performance or notification to Buyer that Seller is commencing performance under the Order; (iii) shipment of any Items or performance of any Services under the Order; or (iv) acceptance of any form of payment, partial or complete, under the Order.

4.    DELIVERY, TITLE, AND RISK OF LOSS:

(a)    Items and Services shall be delivered or performed in accordance with the schedule, shipping instructions, and delivery location set forth in the Order. For international shipments: unless otherwise set forth on the face of the purchase order, the INCOTERM for all shipments under the Order shall be DPU, Buyer’s Dock, INCOTERMS 2020. Time is of the essence in Seller’s performance of the Order. Buyer reserves the right to refuse shipments made in advance of the schedule set forth in the Order and may return early delivery shipments at Seller’s expense. If Buyer choses to retain the Items shipped in advance of the schedule date, Buyer may make payment in accordance with the original delivery schedule in the Order. Buyer shall not be responsible for any additional costs associated with early delivery. Buyer may also refuse deliveries made after the scheduled delivery date set forth in the Order, and in such case, will not be liable to Seller for any Items or Services not accepted. Acceptance of early or late deliveries shall not be deemed a modification of Seller’s obligation to make future deliveries in accordance with the delivery schedule set forth in the Order.

(b)    When any delays in delivery occur or Seller anticipates difficulty in complying with the delivery date set forth on the Order, Seller shall immediately notify Buyer in writing. Such notice shall include a revised schedule and shall not constitute a waiver to Buyer’s rights and remedies hereunder. Seller shall take all steps necessary to avoid or minimize delay.

(c)    Seller shall comply with Buyer’s routing and shipping instructions. If Buyer’s routing and shipping instructions are not attached to the Order or have not been previously received by Seller, Seller shall immediately request such instructions from Buyer. Seller shall remain liable for any and all additional charges which accrue as a result of Seller’s failure to comply with Buyer’s routing and shipping instructions, including Buyer’s specified carrier.

(d)    Unless otherwise specified in the Order, Seller shall be responsible for safe and adequate packing conforming to the requirements of carrier’s tariffs or, in the absence of such requirements, conforming to the best commercial practices. All expendable packaging materials must be legally and economically disposable or recyclable. Wooden packaging from Seller must conform to International Standards for Phytosanitary Measures (ISPM 15) regarding the Regulation of Wood Packaging Material in International Trade (2019), as amended. Seller shall separately number all containers, packages, etc., showing the corresponding number on the invoice. An itemized packing slip bearing the Order number must be placed in each container. Unless set forth in the Order, Seller shall not charge extra for packaging or packing materials.

(e)    Reserved.

(f)    Any overshipment allowances require prior Buyer authorization and will be applied to either the line item or entire Order, at Buyer’s discretion. Unauthorized overshipments shall be returned to Seller at Seller’s sole expense.

(g)    Unless otherwise specified in the Order, Seller shall bear the risk of loss and damage to all Items supplied hereunder until final acceptance by Buyer, Buyer’s customer, or the Government. Buyer shall have equitable title to all Items for which interim, partial, or progress payments have been made to Seller.

5.    Reserved.

6.    Reserved.

7.    INVOICING, PAYMENT, AND TAXES:

(a)    Unless otherwise provided by Buyer on the face of the Order, terms of payment are net sixty (60) calendar days from the latest of the following: (i) Buyer’s receipt of an accurate and approved invoice; (ii) the date the Items or Services are delivered and finally accepted; or (iii) the date provided in the Order for receipt of Items or completion of Services. For interim payments under a financing arrangement, except where Buyer or Buyer’s customer requires an audit or other review of a specific payment request, payment terms are net sixty (60) from Buyer’s receipt of an accurate and approved invoice. Seller shall notify Buyer in writing within thirty (30) calendar days of the occurrence of any alleged payment disputes. Buyer shall pay Seller the prices set forth on the Order for Items delivered and finally accepted or Services rendered and finally accepted, less any deductions provided in the Order. If Seller does not return the acknowledgement page of the Order and commences performance, Buyer shall only be responsible for payment for the work performed to the extent that the work was required by Buyer, not to exceed the amounts set forth in the Order, and if the Order is cost-reimbursable, only to the extent the costs are allowable under the FAR. All payments shall be made in U.S. Dollars with no adjustments for currency exchange rates. The Parties shall consider the invoices paid on the date the check is postmarked and mailed to Seller. For invoices subject to a prompt payment discount, the discount period will be computed from the date of receipt of a correct invoice to the date Buyer issues a check.

(b)    Seller shall issue a separate invoice in English for each shipment or each billing period. There shall not be a lapse of more than thirty (30) calendar days between performance and submission of an invoice. Seller shall not backdate any invoices. Unless otherwise instructed by Buyer, each invoice shall include: (i) Buyer Order number and line number; (ii) Buyer line description (as referenced on the Order); (iii) the unit price and total price; (iv) Seller’s invoice number and date; (v) the payment terms; and (vi) a description of the work performed. Upon Buyers request, Seller shall provide a reconciliation of all invoices submitted to Buyer.

(c)    Reserved.

(d)    Unless otherwise approved by Buyer in writing, the prices for the Items and Services in the Order include and Seller shall be responsible for the payment of any applicable federal, state, and local taxes, duties, tariffs, or other similar fees (collectively “taxes”) imposed by any government, unless Seller obtains an applicable exemption. Seller represents that the price does not include any taxes, impositions, charges, or exactions for which it is eligible to obtain or has obtained a valid exemption certificate or other evidence of exemption. Any taxes in the Order shall be itemized separately on Seller’s invoice.

(e)    No subcontract placed under the Order by Seller shall provide for payment on a cost-plus-a-percentage-of-cost basis. Any fee payable under a cost-reimbursement subcontract shall not exceed the fee limitations in paragraph 48 C.F.R. §15.404-4(c)(4)(i).

(f)    Reserved.

(g)    Reserved.

8.    CHANGES:

(a)    Buyer may, at any time and without notice to third parties, unilaterally direct changes in writing for: (i) drawings, designs, or specifications; (ii) method of shipment or packing; (iii place of delivery. All other changes may be made only by mutual written agreement of the parties.

(b)    Reserved.

(c)    If any written change causes an increase or decrease in the estimated costs or the time required for performance of the Order, Seller shall promptly notify the Buyer’s Procurement Representative and assert its claim for equitable adjustment in writing within thirty (30) calendar days after the written change is ordered or within such extension as Buyer may grant in writing. Buyer may, in its sole discretion, consider any such claim regardless of when asserted, except that no claim for equitable adjustment shall be allowed after final payment. Nothing in this clause shall be deemed to constitute acceptance by Buyer of the validity of Seller’s claim or any part thereof. Once asserted, an equitable adjustment to the Order price and/or delivery schedule may be made and the Parties may modify the Order in writing accordingly. If the Parties are unable to agree upon an equitable adjustment, the matter will be resolved in accordance with the Governing Law and Disputes Article. Nothing contained herein, including failure of the Parties to agree upon any equitable adjustment, shall excuse Seller from proceeding without delay with the Order as changed by Buyer’s written direction. In no event shall Seller acquire any direct claim or cause of action against the Government.

9.    WARRANTY:

(a)    Seller is not offering a warranty under this order and expressly disclaims all implied warranties or conditions of merchantability, noninfringement and fitness for a particular purpose, and any warranty, express or implied, of software.

10.    Reserved.

11.    SUSPENSION OF WORK: Buyer shall have the right to direct Seller in writing to suspend all or any part of the work for a period of time not to exceed one hundred twenty (120) calendar days, and for any further period as the Parties may agree or as extended by Buyer’s customer. Upon receipt of the written stop work notice, Seller shall immediately comply with the terms of the notice and shall take all reasonable measures to mitigate the costs allocable to the suspended portion of the work. At the end of the suspension period, Buyer shall either (i) cancel the suspension, or (ii) terminate the work covered by the suspension as provided for in the Termination for Convenience Article of the Order; provided that a suspension may only be canceled or work terminated by written notice from the Buyer’s Procurement Representative, regardless of the expiration of the suspension period. If Buyer cancels the suspension, Seller shall immediately commence performance, notwithstanding the fact that there is no agreement as to a revised schedule or the cost of completing the Order. If work is suspended, an equitable adjustment may be requested in accordance with the provisions of Article 8(c) (Changes) for any increase in the time and the cost of performing the Order necessarily caused by such suspension, exclusive of profit, and the Order may be modified in writing accordingly. For cost type Orders, Seller shall request the equitable adjustment prior to the incurrence of any costs in excess of the Funded Value. Nothing in the clause shall excuse Seller from diligently continuing with performance of work not suspended.

12.    FORCE MAJEURE: If either Party cannot perform, in whole or in part, any of its obligations under the Order because of any act of God, act of any government, government delay, court order, public enemy, fire, flood, pandemic, epidemic, strike, freight embargo, industrial disturbance, or any other cause beyond the Party’s reasonable control, and provided further that the Party could not have mitigated, avoided, or prevented the cause or delay through the exercise of reasonable care and precautions (a “Force Majeure Event”), then the non-performing Party will (i) promptly notify the other Party in writing, (ii) take commercially reasonable steps to resume performance as soon as possible, and (iii) not be considered in breach during the duration of and to the extent its performance is prevented by the Force Majeure Event. In the event a Force Majeure Event continues for a period of fifteen (15) calendar days or threatens Buyer’s delivery commitments under its Government Contract, Buyer may terminate such part of the Order remaining to be performed by providing written notice to Seller with no further liability to Buyer.

13.    FURNISHED PROPERTY:

(a)    Buyer may provide drawings, tools, dies, fixtures, materials, and other property owned by Buyer or Buyer’s customer (“Furnished Property”) solely for Seller to use in the performance of the Order. All rights, title, and interest in the Furnished Property shall remain with Buyer or Buyer’s customer. Seller shall clearly mark, maintain an inventory and keep segregated or identifiable all of the Furnished Property. Seller shall manage, maintain, and preserve the Furnished Property in accordance with good commercial practice, and upon Buyer’s reasonable request, provide Buyer written records of Seller’s management, maintenance, and preservation of the Furnished Property, including any inventory lists. Furnished Property shall be promptly returned to Buyer on request or upon completion or termination of the Order. If Seller fails to return the Furnished Property upon Buyer’s demand, Buyer shall have the right, upon reasonable notice, to enter Seller’s premises and remove any such property at any time without being liable for trespasses or damages of any sort. Except for reasonable wear and tear, Seller assumes all risk of loss, destruction, or damage of Furnished Property while in Seller’s possession, custody, or control. Upon request, Seller shall promptly provide Buyer with adequate proof of insurance against such risk of loss. Seller shall promptly notify Buyer of any loss or damage to the Furnished Property.

(b)    With respect to Government Furnished Property or property under the Order to which the Government may take title: (i) FAR 52.245-1 shall apply and is incorporated by reference; and (ii) Seller shall provide to Buyer immediate notice of any disapproval, withdrawal of approval, or nonacceptance by the Government of Seller’s property control system. Seller shall include this Furnished Property Article in all of its lower tier subcontracts and notify Buyer and obtain approval prior to passing Furnished Property to any lower tier subcontractor.

14.    SELLER OPERATING AT BUYER FACILITY:

(a)    Seller’s employees, agents, and contractors (collectively, “personnel”) may be granted access to Buyer facilities, subject to compliance with Buyer’s standard administrative and security requirements and policies provided to Seller. Seller acknowledges and agrees Seller’s personnel with access to Buyer’s facilities can be removed and/or barred from entry at Buyer’s sole discretion. Upon Buyer’s direction, Seller shall remove such personnel and promptly provide a qualified replacement. Seller agrees to use its best efforts to ensure continuity of performance under the Order.

(b)    Subject to applicable laws, if Seller’s personnel are to be onsite at any of Buyer’s facilities, Buyer shall have the right to require Seller’s personnel to submit to Buyer’s standard drug test and/or background check or equivalent standards prior to performing any Services. Prior to access being granted to Seller’s personnel, Seller shall certify that such screening was accomplished.

15.    RIGHTS IN DATA AND INVENTIONS:

(a)    The following terms shall have the meanings set forth below:

(i)    “Intellectual Property” or “IP” means inventions, discoveries and improvements, know-how, works of authorship, technical and other data, drawings, specifications, process information, reports and documented information, and computer software.

(ii)    “Background IP” means Intellectual Property that is (i) in existence prior to the effective date of the Order or (ii) is designed, developed, or licensed after the effective date of the Order independently of both the work undertaken or in connection with the Order and the proprietary information and IP of the other party to the Order.

(iii)     “Foreground IP” means Intellectual Property conceived, created, acquired, developed, derived from, or based on development performed under the Order or information supplied by Buyer, or first actually reduced to practice by Seller in connection with the Order.

(b)    The parties agree that:

(i)    the US government will receive unlimited rights in the purchase order deliverable(s);

(ii)    Foreground IP jointly developed shall be jointly owned by the parties;

(iii)    Foreground IP developed exclusively by only one party will be owned exclusively by the creator, with no rights granted to the other party.

(iv)    Neither Zapata nor L3Harris grant any rights in their respective Background IP to the other party or to the US government; and

(v)    Notwithstanding subsections (c) and (d) above, each party grants the other party a limited license to use the other party’s background IP and foreground IP as necessary to perform this purchase order and L3Harris’ Contract No. HR001122C0067 with DARPA.

16. Reserved.

17.    INSURANCE:

(a)    Minimum Insurance. Seller shall maintain, at its expense, on an occurrence basis (except as noted below), at all times during the term of the Order and for three (3) years following completion of all work performed under the Order, whichever is later, the insurance coverage listed below with insurance companies eligible to do business in the jurisdiction in which work is performed and maintaining an AM Best’s rating of A- VIII or better. The required insurance shall include limits of not less than the minimum limits of liability specified below, policy limits, or limits required by law, whichever are greater. Limits of insurance required herein may be satisfied with any combination of primary and excess insurance. Additionally, Seller shall cause its subcontractors performing work under the Order to maintain insurance as per the insurance requirements herein or Seller shall insure such subcontractors. Such insurance shall include:

(i)    Commercial General Liability (CGL) Insurance: Coverage shall be on an occurrence form (ISO CG 00 01 or equivalent) with limits not less than $1,000,000 per occurrence, $2,000,000 General Aggregate, $2,000,000 Products/Completed Operations aggregate, and $1,000,000 Personal and Advertising Injury (unless higher limits are required by statute or law) for bodily injury, death, and property damage, including personal injury, contractual liability for liability assumed under an insured contract, including the tort liability of another assumed in a business contract, independent contractors, broad-form property damage, personal and advertising injury, and products and completed operations coverage. If Seller will be providing any food-related services or products, then such policy shall not contain an exclusion for fungi, mold, and/or bacteria in food products intended for consumption;

(ii)    Commercial Automobile Liability (CAL) Insurance: Should the performance of the Order involve the use of automobiles including instances when Seller will be using an automobile onsite at a Buyer facility, Seller shall provide CAL insurance insuring the ownership, operation, and maintenance of all motor vehicles used in the performance of work under the Order. Seller shall maintain limits of at least $1,000,000 combined single limit per accident for bodily injury and property damage. If Seller’s work involves the delivering, hauling, or transportation of goods, such policy shall include the Motor Carrier Act endorsement (MCS-90) and ISO Pollution Liability Broadened Coverage for covered auto endorsement (CA 99 48) or equivalent form or such transportation of hazardous materials coverage may be covered under an Environmental Liability policy. Such policy shall include coverage for contractual liability, including but not limited to, liability assumed under an insured contract and the tort liability of another assumed in a business contract;

(iii)    Workers’ Compensation (WC) Insurance: Such insurance shall provide coverage as prescribed by the law(s) of the jurisdiction(s) in which the Services under the Order will be performed, in amounts not less than the statutory requirements in the state where the Services are performed even if such coverage is elective in that state, including occupational disease coverage, and if applicable, Foreign Voluntary Workers’ Compensation coverage if employees will be temporarily working outside of the United States. If Services are to be performed in monopolistic states (including North Dakota, Ohio, Washington and/or Wyoming), Seller will participate in the appropriate state fund(s) to cover all eligible employees. To the extent that any Services to be performed are subject to the Jones Act, the Longshore and Harbor Workers’ Compensation Act, the Outer Continental Shelf Lands Act, the Federal Employer’s Liability Act, and/or the Defense Ba se Act, the Workers’ Compensation policy must be endorsed to cover such liability under such Acts with the greater of statutory limits or a limit of at least $1,000,000. Should Buyer lease or borrow any of Seller’s employees to perform Services under the Order, such policy shall include ISO Alternate Employer endorsement WC 00 03 01 A or an endorsement providing equivalent coverage, including Buyer as an alternate employer with respect to Services performed by Seller’s employees under the Order;

(iv)    Employers’ Liability (EL) Insurance: Such insurance shall provide limits of not less than $1,000,000 each accident/disease. In states where Workers’ Compensation insurance is a monopolistic state-run system (e.g., Ohio, Washington, North Dakota, and Wyoming), Seller shall add Stop Gap Employers Liability with limits not less than $1,000,000 for each accident or disease.

(v)    Excess and/or Umbrella Liability Insurance: Coverage must be on an occurrence form excess of Seller’s required underlying policies, including CGL, CAL, and EL, and meeting the above stated requirements for each coverage, with limits of not less than $2,000,000 per occurrence, in excess of the limits stated in (i), (ii), and (iv) above; and

(vi)    Professional Liability: If Seller is providing professional services under the Order, Seller shall carry professional liability / errors & omissions / technology errors & omissions insurance covering all professional services provided under the Order for claims arising out of Seller’s errors, omissions, rendering, or failure to render Services or provision of Items under the Order and in the amount of at least $3,000,000 for each wrongful act or omission. Such policy shall not contain any exclusion for Seller’s operations contemplated by the Order. Such policy shall not contain pollution exclusions. Such policy may be written on a Claims Made basis, provided the retroactive date shall precede the execution date of the Order and the start of Seller’s Services under the Order. Seller agrees to maintain appropriate coverage in the amounts stated above during the term of the Order and for not less than three (3) years from the date the Order is terminated by purchasing appropriate tail or extended insurance coverage, and the retroactive date must be stated on the Certificate of Insurance.

(b)    Additional Insurance. Some or all of the following additional insurance coverage may be required, depending upon the nature of the work to be performed. These additional insurance requirements will be identified on the Order.

(i)    Cyber / Privacy Liability or Network Security Insurance (may be separate or combined with the Professional Liability / E&O Liability / Technology E&O Policy): If Seller’s Services include any cyber-related risks, then Seller shall maintain Cyber Liability insurance for network security and privacy risks. Such insurance shall: (i) cover insurance for data breach or introduction of virus or malicious code, consumer notification, whether or not required by law, forensic investigations, public relations and crisis management, and credit or identity monitoring or similar remediation services, unauthorized access, failure of security, information theft, damage to destruction of or alteration of electronic information, breach of privacy perils, wrongful disclosure and release of private information, collection, or other negligence in the handling of confidential information, Cyber extortion, and including coverage for related regulatory fines, defenses, and penalties allowed by law, and Payment Card Industry (PCI) fines, penalties, and assessments if Seller may take payments by credit card in the course of operations under the Order. Such policy shall provide coverage for claims arising out of the services provided hereunder by Seller and/or its subcontractors. Technology Errors and Omissions/Professional Liability insurance may be provided under a Cyber Liability policy; provided, however, that the limits required for such insurance be maintained in addition to the limits required for Cyber Liability insurance; and (ii) include the indemnification of Buyer for any costs and expenses, including Buyer’s notification expenses, incurred by Buyer arising out of a security breach, privacy breach, or breach of privacy regulations; with an occurrence or per claim limit, and a limit of not less than $5,000,000 per claim/aggregate. The policy may be written on a Claims Made basis, provided the retroactive date shall precede the execution date of the Order and the start of Seller’s Services under the Order. Seller agrees to maintain appropriate coverage in the amounts stated above during the term of the Order and for not less than three (3) years from the date the Order is terminated by purchasing appropriate tail or extended insurance coverage, and any applicable retroactive date must be stated on Seller’s Certificate of Insurance;

(ii)    Media Liability Insurance: If Seller will be creating or providing content to Buyer, such as advertisements, marketing brochures, annual reports, or other publications, websites, or blogs, or if Seller will be providing Services related to a sponsorship agreement, then Seller shall maintain Media Liability insurance with limits of at least $5,000,000 per claim/aggregate. Such policy shall include coverage for damages and claims expenses for which Seller may become legally obligated to pay for one or more of the following acts as a result of errors, omissions, and negligence in the gathering, creating, and communication of Seller’s display of media material on Seller’s website, social media, online and offline print, including: disparagement, defamation, libel, slander, infringement of copyright, infringement of domain name, trademark, trade name, trade dress, logo, title, metatag, or slogan, service mark or service name, or improper deep-linking or framing within electronic content. Such insurance may be provided under a Cyber Liability, Technology E&Os, or Professional Liability policy;

(iii)    Fidelity or Crime Insurance: Such insurance shall provide a client coverage endorsement with limits of not less than $1,000,000 per insuring agreement and shall include Buyer as Loss Payee. Coverage must include employee dishonesty, including but not limited to dishonest acts of Seller, its employees, agents, subcontractors and anyone under Seller’s supervision or control, and loss of Buyer property, Forgery, Computer Fraud, and Funds Transfer Fraud. Seller shall be liable for money, securities, or other property of Buyer;

(iv)    Environmental Insurance (Contractor’s Pollution Liability (CPL) Insurance): If Seller’s scope of work to be performed may include any pollution exposure, then Seller shall maintain CPL insurance with limits of at least $5,000,000 each occurrence and $10,000,000 aggregate, including, but not limited to, coverage for sudden and non-sudden pollution conditions resulting from the escape or release of smoke, vapors, fumes, acids, alkalis, toxic chemicals, liquids, or gases, waste materials, or other irritants, contaminants, or pollutants and include coverage for bodily injury, property damage, including loss of use of damaged property or of property that has not been physically injured or destroyed, natural resource damage, clean-up costs, on/off-site transportation and the disposal of waste at third-party facilities, and defense, including costs and expenses incurred in the investigation, defense, or settlement of claims, all in connection with loss arising from Seller’s operations provided under this Order. If Seller’s Services involve lead, asbestos, mold, bacteria, and/or silica exposures, the policy shall not contain lead, asbestos, mold, bacteria, or silica exclusions and the definition of “Pollution” shall include microbial matter including mold and bacteria;

(v)    Pollution Legal Liability (PLL) Insurance: Such insurance shall provide site-specific pollution liability coverage with limits of at least $3,000,000 each occurrence, claim, or wrongful act and $6,000,000 aggregate including, but not limited to, coverage for sudden and non-sudden pollution conditions resulting from the escape or release of smoke, vapors, fumes, acids, alkalis, toxic chemicals, liquids, or gases, waste materials, or other irritants, contaminants, or pollutants and include coverage for bodily injury, property damage, including loss of use of damaged property or of property that has not been physically injured or destroyed, natural resource damage, clean-up costs, on/off-site transportation and the disposal of waste at third-party facilities, and defense, including costs and expenses incurred in the investigation, defense, or settlement of claims, when Buyer requires Seller to provide such coverage with regards to this Order. Such policy shall not contain lead, asbestos, mold, bacteria, or silica exclusions and the definition of “Pollution” shall include microbial matter including mold and bacteria;

(vi)    Motor Truck Cargo Insurance: If Seller’s Services include hauling Buyer’s products, then Seller must provide evidence of Motor Truck Cargo coverage written on an All Risks basis with a limit the greater of $1,000,000 per conveyance or in an amount sufficient to cover the total replacement cost value of cargo per conveyance while under Seller’s care, custody, or control. Buyer must be included as Loss Payee with respect to Buyer’s insurable interest in the cargo. Such coverage shall begin when Seller has accepted for transportation the property. Coverage shall apply throughout the time while such property is in Seller’s custody as the carrier or in the custody of connecting carriers, while property is being loaded, during transit, and during unloading at the final destination. Coverage shall end on acceptance of the goods at the specified destination;

(vii)    All Risk Property Insurance Replacement Value:. Seller shall carry All Risk Property Insurance Replacement Value covering the value of property of Buyer or Buyer’s customer in the care, custody, or control of Seller and include Buyer as Loss Payee;

(viii)    Aviation Liability Insurance: Such insurance shall provide coverage for owners and non-owned aircraft, aircraft/space products, completed operations, war, hijacking, and other perils (AVN 52D) and include limits of $50,000,000 per occurrence/aggregate for any work involving aircraft or spacecraft products and services;

(ix)    Hangar-keepers’ Liability Insurance: Such insurance shall provide coverage for damage to or destruction of L3Harris aircraft while in the insured’s custody for storage, repair, or safekeeping and while in or on the insured’s scheduled premises and shall include limits of $50,000,000 per occurrence;

(x)    Marine General Liability/ Hull/Protection & Indemnity Insurance: If performance of the Order requires or involves the installation of equipment onboard a vessel and/or if any vessels are used in any of Seller’s operations conducted under the terms of the Order, Seller or the watercraft operator shall carry Marine General Liability/Hull/Protection & Indemnity coverage for each vessel with the following minimum limits:

(1)    Marine General Liability Coverage: on an occurrence form with limits not less than $5,000,000 combined single limit per occurrence (unless higher limits are required by statute or law) for bodily injury, death, and property damage, including personal injury, contractual liability, independent contractors, broad-form property damage, personal and advertising injury, and products and completed operations coverage. Watercraft exclusions should be removed from the Marine General Liability policy;

(2)    Protection & Indemnity Insurance: with limit of not less than $1,000,000 per occurrence for bodily injury and property damage including, but not limited to, coverage for crew (or separate Maritime Employer’s Liability) and passengers, Collision/Towers Liability, Contractual Liability, Cargo Legal, In Rem, Wreck Removal, and Pollution Liability;

(3)    Hull and Machinery Insurance: for all vessels used in the scope of work under the Order, in amounts equal to the fair market value of the applicable vessel owned and/or operated by or for the service provider. Hull and Machinery shall include coverage for additional perils & war, strikes, riots & civil commotions (s.r. & c.c.); and

(4)    Vessel Pollution Liability Insurance: including liability for bodily injury and property damage for all vessels and/or barges of any size used in the scope of work under the Order with limits of at least $1,000,000 per vessel per occurrence and in the aggregate.

(xi)    Installation Floater Insurance: If Installation Floater (Equipment Installation) will be performed, Buyer shall provide Seller required limits;

(xii)    Liquor Liability Insurance: If Seller will be selling or serving liquor during performance of its operations under the Order, then Seller shall maintain Liquor Liability insurance with limits of not less than $2,000,000 per occurrence, and Seller shall maintain any applicable liquor license required by law; and

(xiii)    Rigger’s Liability Insurance: If Seller will be moving property under the Order, then Seller shall maintain Rigger’s Liability coverage with minimum limits of $1,000,000 per occurrence or the highest total value of property in Seller’s care, custody, and/or control at any one time, whichever limit is greater; any policy exclusion or limitation relating to boom collapse or overload deleted; and confirmation, if Umbrella/Excess limits are required to meet limit requirements, that Seller’s Umbrella/Excess Liability policies shall provide coverage over Riggers Liability. Alternatively, such coverage may be provided under Seller’s property policy.

(c)    Reserved.

(d)    Reserved.

(e)    Certificate of Insurance. Seller shall provide to Buyer, within fifteen (15) calendar days of Buyer’s issuance of an Order and prior to the start of any work, a Certificate of Insurance (COI) evidencing the coverages, limits, self-insured retentions, notice of cancellation, and provisions specified in this Article and thereafter upon the renewal of any of the policies including copies of endorsements adding Buyer and its subsidiaries, successors, assigns, and affiliates as their interests may appear, and each of their respective directors, officers, customers, agents, and employees as Additional Insureds on a primary and non-contributory basis and granting waivers of subrogation. The COIs are to be completed and signed by a person authorized by the insurer or Seller to bind coverage on the insurer’s or Seller’s behalf and must name Buyer as the certificate holder. Seller shall also provide Buyer such copies of COIs and required endorsements within ten (10) business days of policy expiration/renewal and upon Buyer’s written request.

(f)    General Requirements. Seller or Seller’s insurers shall give Buyer a minimum of thirty (30) calendar days’ written notice prior to any suspension, non-renewal, cancellation (except ten (10) calendar days for non-payment of premium), or any changes to the policy whereby the policy no longer meets the insurance requirements in the Order. Failure to do so shall constitute a material breach of the Order. In the event Seller fails to secure and continuously maintain the insurance coverage required under the Order, Buyer may charge Seller, and Seller shall pay Buyer, (i) Buyer’s actual expenses incurred in purchasing similar protection, and (ii) the value or amount of any claims, actions, damages, liabilities, costs, and expenses paid by Buyer which would not have been paid by Buyer if Seller had complied with the requirements of this Article. None of the requirements contained in this Article, including, but not limited to, requirements relating to types and minimum limits of coverage, are intended to and shall not in any manner limit, qualify, or quantify the liabilities and obligations assumed by Seller under the Order or as otherwise provided by law. Seller’s purchase and maintenance of the insurance described in this Article shall not release Seller from its respective obligations or liabilities in connection with the Order. Furthermore, Seller is responsible for any losses, claims, and incidental costs arising out of the Services which exceed the limits of liability or which may be outside the coverage required in this Article. No provision of the Order shall impose on Buyer any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by Seller and/or Seller’s subcontractors. Any failure on the part of Buyer to pursue or obtain the evidence of insurance required by the Order from Seller or any other party and/or failure of Buyer to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance required under the Order. Buyer does not warrant that any required limits may be adequate to protect Seller’s interests. Seller, at its own cost, may purchase any additional insurance it believes necessary to protect its interests. Seller is required to fully fund losses within its deductibles, self-insured retentions, and self-insured programs, without contribution from Buyer. Seller’s required insurance coverage shall be primary insurance, and any insurance, retentions, and self-insurance maintained by Additional Insureds shall be excess and non-contributory with Seller’s insurance.

18.    TERMINATION FOR CONVENIENCE:

(a)    Fixed Price Orders.

(i)    At any time, Buyer may, in its sole discretion and by written notice, direct Seller to terminate work under the Order, in whole or in part. In such event, Buyer shall have all rights and obligations accruing to it either at law or in equity, including Buyer’s right to title and possession of any of the Items and Services paid for by Buyer. Upon notice of termination, Buyer may take immediate possession of all work so performed.

(ii)    Upon notice of termination, Seller shall immediately stop work and limit costs incurred on the terminated work. In the event Buyer partially terminates the Order, Seller shall continue the performance of the Order to the extent not canceled.

(iii)    Upon notice of termination for convenience, Seller shall submit a settlement proposal to Buyer within sixty (60) calendar days (unless otherwise extended in writing) with full supporting documentation for all costs claimed. Buyer, after deducting any amounts previously paid, shall reimburse Seller for the actual, reasonable, substantiated, and allowable costs of the work. The total amount to be paid by Buyer for the work shall be determined by Buyer and shall not exceed the value of the Order. Payment for completed Items delivered and accepted by Buyer shall be at the price set forth in the Order.

(b)    Cost Type Orders. Buyer may terminate the Order in accordance with FAR 52.249-6, Termination (Cost-Reimbursement), substituting the language in accordance with the information listed in Section 2 (FAR, DFARS, and NSF Clauses). Within sixty (60) calendar days of receiving such termination notice, Seller shall submit its settlement proposal to the Buyer’s Procurement Representative with full supporting documentation for all costs claimed. As required by Buyer or Buyer’s customer, audits and examinations of records for such settlement proposal may be performed by Buyer, Buyer’s customer, or an independent certified public accounting firm, mutually acceptable to the Parties. Seller agrees to fully cooperate with any such audit.

19.    TERMINATION FOR DEFAULT:

(a)    Buyer may terminate the Order for default, in whole or in part, by written notice to Seller if: (i) Seller fails to make deli very of the Items or perform the Services within the time specified in the Order; (ii) Seller fails to perform any of the other obligations of the Order, or fails to make progress, so as to endanger performance of the Order; (iii) it is found that gratuities (in the form of entertainment, gifts, travel or anything of value) or kickbacks were offered or given by Seller, or by any agent or representative of Seller, to any employee or agent of Buyer; (iv) Seller is sanctioned, suspended, or debarred by the Government; Upon written notice by Buyer, Seller shall have five (5) calendar days to cure such deficiency, unless Buyer extends the cure period in writing.

(b)    Seller shall promptly notify Buyer if Seller: (i) becomes insolvent or makes a general assignment for the benefit of creditors; or (ii) files a petition or application or commences any proceeding under any bankruptcy or similar statute or has a petition or application filed or any such proceeding commenced against it. In such event, Buyer may determine Seller’s financial condition endangers completion of performance and may require Seller to post such financial assurance, as Buyer, in its sole discretion, deems necessary. Seller’s failure to remedy any insolvency, assignment, petition, or post such financial assurance upon seven (7) calendar days written notice shall constitute a default under the Order. The rights and remedies of Buyer in this clause are in addition to any other rights and remedies provided by law or equity under the Order.

(c)    After receipt of notice of termination for default, Seller shall stop work under the Order on the date and to the extent specified in the notice of termination for default.

(d)    Buyer may require Seller to transfer title and deliver to Buyer, in the manner and to the extent directed by Buyer, any partially completed Items and any raw material, parts, Tools, dies, jigs, fixtures, plans, drawings, Services, and information (“Materials”) as Seller has produced or acquired for the performance of the Order. Seller further agrees to protect and preserve property in the possession of Seller in which Buyer has an interest. Except for situations where Seller is in violation of the U.S. Foreign Corrupt Practices Act as referenced in Article 27(f) (Foreign Corrupt Practices Act): (i) payment for completed Items delivered and accepted by Buyer shall be at the Order price; and (ii) payment for unfinished Items or Services, which have been delivered and accepted by Buyer and for the protection and preservation of property, shall be at a price determined in the same manner as provided in the Termination for Convenience Article, except that Seller shall not be entitled to profit.

(e)    If Seller is terminated for default pursuant to this clause, Seller shall be liable to Buyer for any excess repurchase costs incurred in acquiring goods and/or services similar to those terminated for default, and for any other damages, whether or not repurchase is effected.

20.    ASSIGNMENT: With the exception of assignment to an affiliate or as necessitated by the acquisition or merger of all or substantially all of Seller’s assets to a third party, any assignment of this order by Seller shall be void, unless prior written consent is given by Buyer. Nevertheless, Seller may assign its rights to be paid amounts due, or to become due, to a financing institution if Buyer is promptly furnished a signed copy of such assignment reasonably in advance of the due date for payment of any such amounts.

21.    Reserved.

22.    Reserved.

23.    INSPECTION OF RECORDS: Buyer and Buyer’s customer, including the Government and regulatory authorities, shall have the right to audit and reproduce Seller’s records inwhere applicable law or regulation entitle Buyer and/or Buyer’s customer to audit Seller’s records or facilities. Seller shall keep reasonably detailed records of all costs of the performance of the Order for a period of no less than three (3) years from the date of final payment. Seller shall provide Buyer, Buyer’s customer, and regulatory authorities access to all applicable records and all facilities associated with the Order.

24.    Reserved.

25.    EXPORT CONTROL COMPLIANCE: Seller agrees to comply with all applicable import, export, and economic sanctions laws and regulations, including those of the United States and other applicable foreign jurisdictions. Within thirty (30) calendar days of contract award or prior to receipt by Buyer, whichever comes first, Seller shall provide Buyer with all applicable trade control classification information, including the commodity jurisdiction, classification, and required customs information, for all Items and data supplied to Buyer. For the purpose of this Export Control Compliance Article, “data” means information in an electronic form and includes but is not limited to, technical data as defined in 22 C.F.R. §120.10, technology as defined in 15 C.F.R. §772.1, and source code as defined in 15 C.F.R. §722.1. The requirements and obligations of this Export Control Compliance Article are material terms of the Order.

(a)    ITAR and EAR.

(i)    Seller is hereby notified that certain articles, software, data, and/or services provided by Buyer for purposes of the Order may be subject to the International Traffic in Arms Regulations (“ITAR”) (22 C.F.R. §§ 120-130) or the Export Administration Regulations (“EAR”) (15 C.F.R. §§ 730 et seq.). In addition, Seller is hereby notified that articles, software, data, and/or services that are designed, developed, modified, adapted or configured from articles, software, data, and/or services provided by Buyer may also be subject to the ITAR or EAR. Buyer shall provide written notice to Seller of the export control status (i.e., jurisdiction and classification) of all articles, software, data, and/or services provided by Buyer to Seller prior to providing access.

(ii)    In the performance of this Order, Seller shall not transfer or provide access to any ITAR-controlled or EAR-controlled articles, software, data, or technology provided by Buyer to any non-U.S. persons/foreign nationals, including foreign national employees of U.S. companies, foreign companies, or other entities, whet her located in the U.S. or not, without Buyer’s express written consent and also proper export license or other approval from the U.S. government.

(iii)    If Seller is a manufacturer and/or exports ITAR-controlled articles or services, Seller represents that it is duly registered with the U.S. Department of State and will maintain its registration for the duration of the Order, in accordance with 22 C.F.R. Part 122. Non-U.S. companies shall be registered as required under applicable foreign government export regulations.

(iv)    Reserved.

(b)

(c)    Anti-Boycott Laws and Regulations. Seller acknowledges and agrees that it may be responsible for complying with any applicable anti-boycott laws and regulations. Seller warrants to Buyer that it does not, and shall not, participate or comply with any boycott request or engage in any restrictive trade practices in contravention of any applicable law or regulation.

(d)    Notice Required. Seller shall provide prompt written notification to the Buyer’s Procurement Representative in the event of changed circumstances that could affect Seller’s performance under the Order, including, but not limited to, revocation of export privileges, whether in whole or in part, or a violation or potential violation of applicable export regulations as the violation or potential violation relates to any of Buyer’s articles, software, data, or services provided hereunder.

(e)    OFAC Listed Person. Seller warrants that it is not (i) a Specially Designated National or Blocked Persons pursuant to the lists published by the U.S. Office of Foreign Assets Control (“OFAC Listed Person”), or (ii) a department, agency, or instrumentality of, or otherwise controlled by or acting on behalf of any OFAC Listed Person or the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC. Seller further warrants that it will provide immediate written notice to Buyer if it becomes subject to either of the foregoing.

(f)    Consolidated Screening List. Seller further agrees that it will not engage in unauthorized transactions involving the articles, software, technology or services provided hereunder, to or from, with persons or entities identified on any U.S. government screening list, including, but not limited to those identified on the U.S. government’s Consolidated Screening List. Seller also agrees to comply with any foreign jurisdiction regulations involving denied or restricted persons or entities.

(g)    Reserved.

(h)    Reserved.

(i)    Record Keeping. Seller agrees to bear sole responsibility for all regulatory record keeping associated with the use of import and export licenses and license exceptions or exemptions. Seller agrees to produce its applicable authorizations to Buyer upon written request.

26.    Reserved.

27.    COMPLIANCE OBLIGATIONS:

(a)    General. Seller shall comply with all applicable federal, state, and local laws, orders, rules, regulations, and ordinances, including any environmental, transportation, or employment regulations. Seller shall procure all licenses and permits, pay all fees and other required charges, and comply with all applicable guidelines and directives of any local, state, and federal government authority. Unless otherwise specified in the Order, export licenses will be obtained by Buyer. If Buyer determines that Seller has violated any of the obligations, including but not limited to any obligations set forth in this Compliance Obligations Article, Buyer may, in its discretion, either terminate the Order and/or require Seller to implement a corrective action plan as a condition of continued or future business. The violation of any applicable law, rule, or regulation shall be deemed a material breach of the Order.

(b)    Reporting Obligations. To the extent applicable, Seller agrees to provide to Buyer all Item content information required to satisfy both Buyer’s content reporting obligations and Buyer’s customers’ reporting obligations.

(c)    Certificates. Upon Buyer’s request, Seller agrees to furnish to Buyer or directly to Buyer’s customer, any certificate required to be furnished under these General Terms and Conditions including the clauses set forth in Section 2 (FAR, DFARS, and NFS Clauses) and Section 3 (FAA AMS Clauses). A “certificate” may include any plan or course of action or record keeping function (e.g., a small business subcontracting plan for which flow down is required).

(d)    Reserved.

(e)    Reserved.

(f)    U.S. Foreign Corrupt Practices Act. Seller represents and warrants it shall: (i) comply with the requirements of the U.S. Foreign Corrupt Practices Act (“FCPA”) (15 U.S.C. §§ 78dd-1, et. seq., as amended), regardless of whether Seller is within the jurisdiction of the United States; (ii) neither directly nor indirectly, pay, offer, give, or promise to pay or give, any portion of monies or anything of value to a non-U.S. public official or any person in violation of the FCPA and/or in violation of any applicable country laws relating to anti-corruption or anti-bribery; and (iii) not interact with any government official, political party, or public international organization on behalf of Buyer without the prior written permission of the Buyer’s Procurement Representative. Breach of this provision (f) by Seller shall be considered an irreparable material breach of the Order and shall entitle Buyer to terminate the Order immediately without compensation to Seller.

(g)    No Gratuities. No gratuities (in the form of entertainment, gifts, travel, or anything of value) or kickbacks shall be offered or given by Seller or by any agent, representative, affiliate, subsidiary, or subcontractor of Seller to any officer or employee of Buyer’s customer or Buyer. This restriction specifically prohibits the direct or indirect inclusion of any kickback amounts in any invoices or billings submitted under the Order or any other agreement with Buyer.

(h)    No Child Labor. Seller shall comply with all local, state, and national laws relating to the prohibition on child labor and indentured, prison, or compulsory labor. Seller shall comply with all applicable laws and industry standard relating to working hours, working conditions, and any collective bargaining agreements. Seller further agrees that, if requested by Buyer, it shall demonstrate, to the satisfaction of Buyer, compliance with all requirements in this paragraph. Buyer shall have the right to inspect any site of Seller for compliance with this paragraph. Seller shall include this provision in all of its lower tier subcontracts.

(i)    No Human Trafficking. Seller shall comply with all applicable local, state, and national laws in the countries where Seller does business relating to the prohibition of slavery and human trafficking. Upon Buyer’s request, Seller shall provide to Buyer a copy of its human trafficking compliance plan and/or other evidence of Seller’s compliance with this provision. Seller shall include this provision in all of its lower tier subcontracts.

(j)    National Defense Authorization Act Section 889. Buyer, as a Government contractor, is prohibited from using: (i) telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities); (ii) video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities); (iii) telecommunications or video surveillance services provided by such entities or using such equipment; or (iv) telecommunications or video surveillance equipment or services produced or provided by an entity that is owned or controlled by, or otherwise connected to, the government of the People’s Republic of China (collectively, “covered telecommunications equipment or services”) as a substantial or essential component of any system or as critical technology as part of any system, regardless of whether the use is in performance of work under a federal contract. By acceptance of the Order, Seller represents and warrants that it: (1) does not use covered telecommunications equipment or services, or use any equipment, system, or service that uses covered telecommunications equipment or services, as a substantial or essential component of any system or as critical technology as part of any system; and (2) will not provide covered telecommunications equipment or services to Buyer in the performance of the Order. In the event Seller identifies covered telecommunications equipment or services used as a substantial or essential component of any system or as critical technology as part of any system at any time during the proposal process or contract performance, or Seller is notified of such by a subcontractor at any tier or by any other source, Seller shall immediately notify Buyer and reasonably cooperate with Buyerus requests for supporting documentation and any resolution required by Buyerus customer. Seller shall include this provision in all lower tier contracts.

(k)    Prohibited Contracting. For purposes of this Article, “Covered Entity” means Kaspersky Lab, any successor entity to Kaspersky Lab, any entity that controls, is controlled by, or is under common control with Kaspersky Lab, or any entity of which Kaspersky Lab has a majority ownership. For purposes of this Article, “Covered Article” means any hardware, software, or service that is developed or provided by the Covered Entity, includes any hardware, software, or service developed or provided in whole or in part by the Covered Entity, or contains components using any hardware or software developed in whole or in part by the Covered Entity. Seller is prohibited from providing any Covered Article in the performance of the Order. In the event Seller identifies that a Covered Article has been provided to Buyer under the Order, Seller shall immediately notify Buyer in writing of such event and discontinue its use under the Order. Seller will, at Seller’s cost, cooperate with Buyer to provide any requested information regarding the Covered Article and any mitigation efforts taken by Seller. Seller shall include this pro vision in all of its lower-tier subcontracts.

(1)    Equal Opportunity. Buyer and Seller shall abide by the equal opportunity federal and state laws that prohibit discrimination on the bases of race, color, religion, sex, sexual orientation, gender identity, national origin, disability, or veteran status and require affirmative measures to prevent discrimination on those bases from occurring, including employment and advance in employment requirements.

28.    CYBER SECURITY AND INCIDENT REPORTING: Seller shall comply with the following:

(a)    Seller shall establish and maintain environmental, safety and facility procedures, data security procedures, and other safeguards against the destruction, corruption, loss or alteration of Buyer’s data and to prevent access, intrusion, alteration or other interference by any unauthorized third parties of the same, that are: (i) no less rigorous than those maintained by Seller for its own information or the information of its customers of a similar nature; (ii) no less rigorous than the accepted practices in the industry; and (iii) no less rigorous than those required by applicable data security and privacy statutes and regulations.

(b)    Reserved.

(c)    Should Buyer elect to utilize supplier checklists, representations or certifications of compliance, outside vendor verification, or onsite security audits, Seller shall support as required to meet the continuing needs of Buyer or Buyer’s customer.

(d)    Reserved.

29.    ETHICAL STANDARDS OF CONDUCT:

(a)    Buyer is committed to conducting its business fairly, impartially, and in an ethical and proper manner. Buyer’s expectation is that Seller also will conduct its business fairly, impartially, and in an ethical and proper manner. Buyer’s further expectation is that Seller will have (or will develop) and adhere to a code of ethical standards equivalent to Buyer’s Supplier Code of Conduct (available at: https://www.l3harris.com/supply-chain) or comply with Buyer’s Supplier Code of Conduct. If Seller has cause to believe that Buyer or any employee or agent of Buyer has behaved improperly or unethically under the Order, Seller shall report such behavior to the Buyer’s Procurement Representative or the appropriate Buyer points of contact set forth in Buyer’s Supplier Code of Conduct. Seller’s employees are required to conduct company business with integrity and maintain a high standard of conduct in all business-related activities. Seller shall include this Ethical Standards of Conduct Article in all of its lower tier subcontracts.

(b)    Seller acknowledges and agrees it is neither obligated nor expected to deliver or provide Items or perform work that will place Seller in an Organizational Conflict of Interest (“OCI”) per FAR 9.5, which could serve as a basis for excluding Seller from supplying products or services to the Government. Seller shall identify to Buyer any situation in which an actual OCI or potential for an OCI exists, including without limitation, a relationship of any nature which may affect or which may reasonably appear to affect Seller’s objectivity or ability to perform the work. Failure to provide notice to Buyer is a material breach of the Order.

(c)    As required by FAR 3.104, Seller certifies no person it uses to perform any Services herein has anty legal restrictions as a result of Government service (e.g., post-employment restrictions related to representing a company to the Government) that would prevent such person from reasonably performing the work contemplated in the Order.

30.    Reserved.

31.    Reserved.

32.    GOVERNING LAW AND DISPUTES:

(a)    Governing Law and Disputes.

(i)    The Order, irrespective of the place of performance, shall be governed by, subject to, and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions, except that any provision in the Order that is (i) incorporated in full text or by reference from the FAR; (ii) incorporated in full text or by reference from any agency regulation that implements or supplements the FAR; or (iii) substantially based on any such agency regulation or FAR provision, shall be construed and interpreted according to the federal common law of government contracts as enunciated and applied by federal judicial bodies, boards of contracts appeals, and quasi-judicial agencies of the federal government. The provisions of the United Nations Convention on the International Sale of Goods shall not apply to the Order. The Parties agree that any and all disputes, claims, or litigation arising from or related in any way to the Order shall be resolved exclusively by the courts in New Castle, DE, and each Party waives any objections against and agrees to submit to the personal jurisdiction of such state and federal courts, including objections or defenses based upon an inconvenient forum. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE ORDER OR THE SUBJECT MATTER HEREOF.

(ii)    Any disputes under the Order that are not disposed of by mutual agreement of the Parties may be decided in an action at law or in equity. Until final resolution of any dispute hereunder, Seller shall diligently proceed with performance of the Order, as directed by Buyer. Buyer and Seller shall each bear its own costs of processing any dispute hereunder. In no event shall Seller acquire any direct claim or direct course of action against the Government, and with respect to any potential claims against the Government, Seller shall follow the procedures outlined in paragraph (b) below.

(iii)    The rights and remedies herein reserved to Buyer shall be cumulative and additional to any other or further rights and remedies provided in law or equity. Subject to any specific clauses in the Order, Seller shall be liable for any damages incurred by Buyer as a result of Seller’s failure to perform its obligations in the manner required by the Order.

(b)	Claim Sponsorship.

(i)    As used here, the word “appeal” means an appeal taken under the Contract Disputes Act of 1978 (“CDA”) (41 U.S.C. §§ 7101-7109-1, as amended). Any decision of the Contracting Officer under Buyer’s prime contract which binds Buyer shall bind both Buyer and Seller to the extent that it relates to the Order; provided that: (i) Buyer notifies Seller of such decision with reasonable promptness; (ii) Buyer, in its sole discretion, authorizes in writing Seller to appeal in the name of Buyer such decision at its own expense in accordance with the requirements set forth in this paragraph; and (iii) if Buyer should appeal such decision, Buyer, in its sole discretion, offers to Seller the opportunity at its own expense to join Buyer in such appeal. Any decision upon such appeal, when final, shall be binding upon Seller. Seller shall keep Buyer informed of any appeal it makes by providing copies of all pertinent documents to Buyer. If Seller is unable to support any part of its claim and it is determined that such inability is attributable to fraud or misinterpretation of fact on the part of Seller, then Seller shall indemnify, defend, and hold harmless Buyer from any and all liability of any kind incurred by or imputed to Buyer under Section 7103(c) (Fraudulent Claims) of the CDA. Nothing in this provision nor any authorization or offer shall be deemed to constitute acceptance or acknowledgement by Buyer of the validity of Seller’s claim or any part thereof, nor be deemed to limit or in any way restrict Buyer from taking any actions, included available remedies, it deems appropriate to protect its own interests.

(ii)    Seller claims resulting from Government acts or omissions:

(1)    In the case of any claims by Seller that the Parties agree result from the acts or omissions of the Government in connection with work performed under an Order, including changes authorized or required under the Buyer’s prime contract, Buyer agrees, after review and determination that such claims are submitted in good faith, to sponsor Seller claims before the Government. Seller shall prosecute such claims in Buyer’s name, in accordance with the terms of the Disputes Clause in the prime contract. Seller represents that it shall only submit legal claims in good faith.

(2)    In the case of any sponsored claim covered by paragraph (ii)(1) above, Seller shall be bound by the procedure and final determinations as specified in the Disputes Clause of Buyer’s prime contract, and shall not take any other action or actions with respect to any such claims and shall pursue no independent litigation with respect thereto, other than to avail itself of any appellate procedures available under the CDA. Seller shall not be entitled to receive any greater amount from Buyer than Buyer receives from the Government on account of Seller’s claim(s), less any costs incurred by Buyer, and Seller shall accept such amount, if any, as a full accord and satisfaction of all such claims against the Government.

(3)    The terms of this provision shall be Seller’s sole and exclusive remedy with regard to claims resulting from the acts or omissions of the Government in connection with an Order, provided however that if for any reason Buyer refuses to sponsor Seller’s claim brought in good faith, or fails to cooperate with Seller in the prosecution of any such claim, Seller reserves its rights with respect to Buyer under the Governing Law and Disputes Article of this Order.

(iii)    Government claims alleging Seller responsibility: As to any claims made by the Government which are alleged to result directly from Seller’s acts or omissions in connection with work performed under an Order, which claims are not disposed of by agreement, Seller agrees to defend such claims at its own cost, in Buyer’s name, and to keep Buyer apprised of the status of such claims.

(iv)    Cooperation in prosecuting or defending claims: Buyer and Seller shall cooperate fully in prosecuting or defending all claims brought under this Claim Sponsorship clause. Seller shall have full responsibility for preparation and presentation of such claims. Buyer shall provide reasonable assistance as requested by Seller to enable the Seller to prosecute or defend such claims in Buyer’s name, subject to reimbursement by Seller of Buyer’s actual, reasonable, out-of-pocket costs and expenses relating to the claim (e.g., travel costs, attorneys’ and consultants’ fees). In its sponsorship of Seller’s claims, Buyer will follow all relevant procedural rules to enable the claim to proceed.

(v)    If Seller is unable to support any part of a claim contemplated under this Claim Sponsorship clause and it is determined that such inability is attributable to fraud or misinterpretation of fact on the part of Seller, then Seller shall indemnify, defend, and hold harmless Buyer from any and all liability of any kind incurred by or imputed to Buyer under Section 7103(c) (Fraudulent Claims) of the CDA. Nothing in this section nor any authorization or offer shall be deemed to constitute acceptance or acknowledgement by Buyer of the validity of Seller’s claim or any part thereof, nor be deemed to limit or in any way restrict Buyer from taking any actions, included available remedies, it deems appropriate to protect its own interests.

33.    NOTICES: All notices permitted or required under the Order shall be in writing to the address in the Order, unless otherwise specified, and shall be by personal delivery, a nationally recognized overnight carrier, facsimile transmission, or certified or registered mail, return receipt requested.

34.    RELATIONSHIP OF THE PARTIES:

(a)    Seller’s relationship to Buyer in the performance of the Order is that of an independent contractor and nothing herein contained shall be construed as creating any employer/employee, agency, or other relationship of any kind. Under no circumstance shall Seller be deemed an agent or representative of Buyer or authorized to commit Buyer in any way.

(b)    Buyer shall be solely responsible for all liaison and coordination with Buyer’s customer as it affects the applicable Government Contract, the Order, and any related order or agreement. Unless otherwise directed in writing by the Buyer’s Procurement Representative, all documentation requiring submittal to, or action by, the Government or the Contracting Officer shall be routed to, or through, the Buyer’s Procurement Representative, or as otherwise permitted by the Order. This clause does not prohibit Seller from communicating with the Government regarding (i) matters Seller is required by law or regulation to communicate to the Government, (ii) fraud, waste, or abuse communicated to a designated investigative or law enforcement representative of a federal department or agency authorized to receive such information, or (iii) any matter for which the Order, including a FAR, DFARS, NFS, or FAA clause included in the Order, provides for direct communication by Seller to the Government.

35.    CONFIDENTIALITY: The obligations in this Confidentiality Article apply to the extent the Parties have not executed an NDA applicable to the work under the Order. If the Parties have executed a NDA applicable to the work under the Order, the terms and conditions of the NDA control and take precedence over this Confidentiality Article. Buyer may disclose to Seller certain non-public information or materials relating to Buyer’s products, intellectual property, business, business plans, marketing programs and efforts, customer lists, customer information, financial information, and other confidential information and trade secrets that is identified or labeled as “proprietary” or “confidential” (“Confidential Information”) under the Order or under a nondisclosure agreement. Confidential Information does not include information that: (a) is or becomes publicly available through no breach by Seller of the Order; (b) was previously known to Seller prior to the date of disclosure, as evidenced by contemporaneous written records; (c) was acquired from a third party without any breach of any obligation of confidentiality; or (d) was independently developed by Seller without reference to Buyer’ s Confidential Information. To the extent Confidential Information is required to be disclosed pursuant to a subpoena or other similar order of any court or government agency, Seller, upon receiving such subpoena or order, shall (i) promptly inform Buyer in writing and provide a copy thereof, (ii) cooperate with Buyer in limiting disclosure of Buyer’s Confidential Information, and (iii) shall only disclose that Confidential Information necessary to comply with such subpoena or order. Seller will not use or disclose any Buyer Confidential Information without Buyer’s prior written consent, except disclosure to and subsequent uses by Seller’s authorized employees or agents (legal counsel, insurers, and similar third parties, excluding third party subcontractors) on a need-to-know basis for performance of the Order, provided that such employees or agents have executed written agreements restricting use or disclosure of such Confidential Information that are at least as restrictive as Seller’s obligations under this Confidentiality Article. Subject to the foregoing nondisclosure and non-use obligations, Seller agrees to use at least the same care and precaution in protecting such Confidential Information as Seller uses to protect its own Confidential Information, and in no event less than reasonable care. Seller acknowledges that due to the unique nature of the Buyer’s Confidential Information, Buyer will not have an adequate remedy in money or damages in the event of any unauthorized use or disclosure of its Confidential Information. In addition to any other remedies that may be available in law, in equity or otherwise, Buyer shall be entitled to seek injunctive relief to prevent such unauthorized use or disclosure. In any action for equitable relief, the Parties agree to waive any requirement for the posting of a bond or security. On Buyer’s written request or upon expiration or termination of the Order for any reason, Seller will promptly return or destroy, at Buyer’s option, all originals and copies of Buyer’s Confidential Information, including all documents and materials it has received containing such Confidential Information, together with all summaries, records, modifications, adoptions and other documents containing or prepared from Buyer’s Confidential Information.

36.    NO PUBLICITY: Seller shall not make any media release or other public announcement relating to or referring to the Order without Buyer’s prior written consent. Seller shall acquire no right to use, and shall not use, without Buyer’s prior written consent, the terms or existence of the Order, the names, trade names, trademarks, service marks, artwork, designs, or copyrighted materials of Buyer: (i) in any advertising, publicity, press release, customer list, presentation or promotion; (ii) to express or to imply any endorsement of Seller or Seller’s Items or Services; or (iii) in any manner other than expressly in accordance with the Order.

37.    NO WAIVER: Either Party’s failure to insist upon or enforce strict compliance by the other Party with respect to any aspect of the Order shall not be deemed a waiver or relinquishment to any extent of any of either Party’s rights; rather, the same shall remain in full force and effect. Waiver of a right under the Order shall not constitute a waiver of any other right, waiver or default under the Order.

38.    SEVERABILITY: If any part, term, or provision of the Order is found to be void, illegal, unenforceable, or in conflict with any law or regulation of the government having jurisdiction over the Order, that part will be enforced to the maximum extent permitted by law and the remainder of the Order will remain in full force. In the event that any part, term or provision of the Order is found to be void, illegal, unenforceable, or in conflict with law, Seller agrees to negotiate a replacement provision, construed to accomplish its originally intended effect that does not violate such law or regulation.

39.    SURVIVABILITY: All of the provisions of the Order shall survive the termination (whether for convenience or default), suspension or completion of the Order unless they are clearly intended to apply only during the term of the Order.

40.    ELECTRONIC TRANSMISSIONS: The Parties agree that if the Order is transmitted electronically, neither Party shall contest its validity, or any acknowledgment thereof, on the basis that the Order contains an electronic signature.

41.    ENTIRE AGREEMENT: The Order, including all exhibits, schedules, and attachments, contains the entire agreement of the Parties, and supersedes any prior negotiations, representations, and course of dealing, whether written or oral, between the Parties with respect to the subject matter hereof. The Order may be amended or supplemented only by a writing that refers explicitly to the Order and is signed by the Buyer’s Procurement Representative and Seller.

42.    LIMITATION OF LIABILITY: IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, MULTIPLE OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE ORDER. IN NO EVENT SHALL THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY IN ANY CAUSE OF ACTION BASED ON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE FOR THE PERFORMANCE OR BREACH OF THE ORDER OR ANYTHING DONE IN CONNECTION THEREWITH EXCEED THE ORDER PRICE. NOTWITHSTANDING ANYTHING ELSE IN THE ORDER TO THE CONTRARY, THE STATED MONETARY LIMITATION HEREINABOVE IS THE MAXIMUM LIABILITY EITHER PARTY HAS TO THE OTHER PARTY. TO THE EXTENT THAT THIS LIMITATION OF LIABILITY CONFLICTS WITH ANY OTHER PROVISION OF THE ORDER, THE PROVISION SHALL BE REGARDED AS AMENDED TO WHATEVER EXTENT REQUIRED TO MAKE SUCH PROVISION CONSISTENT WITH THIS LIMITATION OF LIABILITY.

SECTION 2 – FAR, DFARS, AND NFS CLAUSES FOR NON-COMMERCIAL ITEMS

APPLICABLE IF THE ORDER IS PLACED UNDER BUYER CONTRACT CONTAINING SUCH CLAUSES

The Parties agree that any clause exemption for commercial services is applicable to this Order because Seller is a nontraditional defense contractor, as defined by DFARS 212.102(a)(iii) and 252.215-7013 (JAN 2018), that is not currently performing and has not performed any contract or subcontract for DoD that is subject to full coverage under the Cost Accounting Standards pursuant to 41 U.S.C. 1502 and the regulations implementing such section, and as such, is eligible for commercial contracting procedures under DoD contracts.

In addition to the clauses of Section 1 (Articles Applicable to All Orders), the following Federal Acquisition Regulation (“FAR”), Department of Defense FAR Supplement (“DFARS”), (collectively, “USG Clauses”) shall apply to the Order if the terms of the specific clause require that the clause be included in subcontracts of the dollar value and nature of the work to be performed by Seller and no exemption applies. These USG Clauses are hereby incorporated by reference, as applicable, and in the manner set forth below, including any parenthetical information regarding applicability and bracketed information regarding modifications to the USG Clauses. For certain USG Clauses, Buyer has provided parenthetical language describing the circumstances in which the USG Clauses apply to the Order. This parenthetical language may not encompass all situations where the USG Clauses apply, and Seller is responsible for confirming whether the USG Clauses are applicable to the Order.

The effective version of the USG Clauses shall be the version in effect as of the date the Order is issued

In interpreting and applying USG Clauses flowed down to Seller, and as context requires, the terms “Contractor” and “Offeror” shall mean Seller, the term “Contract” shall mean the Order, and the term “Government”, “Contracting Officer” and equivalent phrases shall mean Buyer and/or the Buyer’s Procurement Representative. However, as an exception to the foregoing, the terms “Government” and “Contracting Officer” do not change in the following circumstances:

(a)	in the phrases “Government Property,” “Government-Furnished Property,” and “Government-Owned Property;”

(b)	in the Patent Rights clauses incorporated therein, if any;

(c)	when a right, act, authorization or obligation can be granted or performed only by the Government or a Contracting Officer or his/her duly-authorized representative;

(d)	when title to property is to be transferred directly to the Government;

(e)	when access to proprietary financial information or other proprietary data is required, except as otherwise provided in the Order; and

(f)	where specifically modified in the Order.

52.203-12 Limitation on Payments to Influence Certain Federal Transactions

52.203-17 Contractor Employee Whistleblower Rights and Requirement to inform Employees of Whistleblower Rights

52.203-19 Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements

52.203-6   Restrictions on Subcontractor Sales to the Government

52.203-7   Anti-Kickback Procedures (excluding paragraph (c))

52.204-23 Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and other Covered Entities

52.209-6   Protecting the Governments Interest When Subcontracting with Contractors

52.215-14 Integrity of Unit Prices

52.215-23 Alt I          Limitations on Pass-Through Charges

52.222-21 Prohibition of Segregated Facilities

52.222-26 Equal Opportunity

52.222-35 Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans

52.222-36 Affirmative Action For Workers With Disabilities

52.222-37 Employment Reports on Veterans

52.222-40 Notification of Employee Rights Under the National Labor Relations Act

52.222-50 Combating Trafficking in Persons

52.222-54 Employment Eligibility Verification

52.223-18 Contractor Policy to Ban Text Messaging while driving

52.225-13 Restrictions on Certain Foreign Purchases

52.227-1 Alt I          Authorization and Consent - Alternate I

52.227-2   Notice and Assistance Regarding Patent and Copyright Infringement

52.232-40 Providing Accelerated Payments to Small Business Subcontractors

52.244-6   Subcontracts for Commercial Items

52.246-9   Inspection of Research and Development (Short Form)

52.247-63 Preference for US Flag Air Carriers

252.203-7001          Prohibition on Persons Convicted of Fraud

252.203-7002          Requirement to Inform Employees of Whistleblower Rights

252.225-7048          Export-Controlled Items

252.226-7001          Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns

252.227-7013          Rights in Technical Data - Non-Commercial Items

252.227-7014          Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation.

252.227-7016          Rights in Bid or Proposal Information

252.227-7019          Validation of Asserted Restrictions-Computer Software

252.227-7037          Validation of Restrictive Markings on Technical Data

252.227-7038          Patent Rights - Ownership by the Contractor

252.232-7017          Accelerating Payments to Small Business Subcontractors

252.244-7000          Subcontracts for Commercial Items

Attachment C

[***]

RFP Representations and Certifications

Noncommercial Items for Government Programs (FAR/DFARS)

The North American Industry Classification System (NAICS) code is 541715 and Size Standard 1000 (insert NAICS code and Size Standard for this specific requirement)

1.	FAR 52.215-6 PLACE OF PERFORMANCE

a.

The Offeror or Respondent, in the performance of any contract resulting from this solicitation, ☐ intends, ☒ does not intend (check applicable box) to use one or more plants or facilities located at a different address from the address of the Offeror or Respondent as indicated in this proposal or response to request for information.

b.	If the Offeror or Respondent Checks “intends” in Paragraph a. of this provision, it shall insert in the following spaces the required information.

Place of Performance (Street Address, City, County, State, Zip Code)	Name and Address of Owner and Operator of the Plant or Facility if Other Than Offeror or Respondent

2.	FAR 52.222-18 CERTIFICATION REGARDING KNOWLEDGE OF CHILD LABOR FOR LISTED END PRODUCTS (NA for Foreign Supplier)

a.	Definition. Forced or indentured child labor means all work or service-

1) Exacted from any person under the age of 18 under the menace of any penalty for its nonperformance and for which the worker does not offer himself voluntarily; or

2) Performed by any person under the age of 18 pursuant to a contract the enforcement of which can be accomplished by process or penalties.

b.

Listed end products. The following end product(s) being acquired under this solicitation is (are) included in the List of Products Requiring Contractor Certification as to Forced or Indentured Child Labor, identified by their country of origin. There is a reasonable basis to believe that listed end products from the listed countries of origin may have been mined, produced, or manufactured by forced or indentured child labor.

Listed End Product   N/A (services only)

Listed Countries of Origin

c.	Certification. The Government will not make award to an Offeror unless the Offeror, by checking the appropriate block, certifies to either paragraph (c)(1) or paragraph (c)(2) of this provision.

☒	1) The Offeror will not supply any end product listed in paragraph (b) of this provision that was mined, produced, or manufactured in a corresponding country as listed for that end product.

☐

2) The Offeror may supply an end product listed in paragraph (b) of this provision that was mined, produced, or manufactured in the corresponding country as listed for that product. The Offeror certifies that it has made a good faith effort to determine whether forced or indentured child labor was used to mine, produce, or manufacture such end product. On the basis of those efforts, the Offeror certifies that it is not aware of any such use of child labor.

3. 52.223-3 HAZARDOUS MATERIAL IDENTIFICATION AND SAFETY DATA (NA for Foreign Supplier)

a.

“Hazardous material,” as used in this clause, includes any material defined as hazardous under the latest version of Federal Standard No. 313 (including revisions adopted during the term of the contract).

b.

The Offeror must list any hazardous material, as defined in Paragraph a. of this clause, to be delivered under this contract. The hazardous material shall be properly identified and include any applicable identification number, such as National Stock Number or Special Item Number. This information shall also be included on the Material Safety Data Sheet submitted under this contract.

H-1723-3 (Rev. 06/13/2022)	1

Material Identification No.

☒ None (If none, check “None”)

c.	This list must be updated during performance of the contract whenever the Contractor determines that any other material to be delivered under this contract is hazardous.

d.

The apparently successful Offeror agrees to submit, for each item as required prior to award, a Material Safety Data Sheet, meeting the requirements of 29 CFR 1910.1200(g) and the latest version of Federal Standard No. 313, for all hazardous material identified in Paragraph b. of this clause. Data shall be submitted in accordance with Federal Standard No. 313, whether or not the apparently successful Offeror is the actual manufacturer of these items. Failure to submit the Material Safety Data Sheet prior to award may result in the apparently successful Offeror being considered nonresponsible and ineligible for award.

e.

If, after award, there is a change in the composition of the item(s) or a revision to Federal Standard No. 313, which renders incomplete or inaccurate the data submitted under Paragraph d. of this clause, the Contractor shall promptly notify the Contracting Officer and resubmit the data.

f.

Neither the requirements of this clause nor any act or failure to act by the Government shall relieve the Contractor of any responsibility or liability for the safety of Government, Contractor, or subcontractor personnel or property.

g.

Nothing contained in this clause shall relieve the Contractor from complying with applicable Federal, State, and local laws, codes, ordinances, and regulations (including the obtaining of licenses and permits) in connection with hazardous material.

h.	The Government’s rights in data furnished under this contract with respect to hazardous material are as follows:

1)	To use, duplicate and disclose any data to which this clause is applicable. The purposes of this right are to—

i.	Apprise personnel of the hazards to which they may be exposed in using, handling, packaging, transporting, or disposing of hazardous materials;

ii.	Obtain medical treatment for those affected by the material; and

iii.	Have others use, duplicate, and disclose the data for the Government for these purposes.

2)

To use, duplicate, and disclose data furnished under this clause, in accordance with Subparagraph h. 1) of this clause, in precedence over any other clause of this contract providing for rights in data.

3)	The Government is not precluded from using similar or identical data acquired from other sources.

4.	FAR 52.227-6 ROYALTY INFORMATION

a.

Cost of charges for royalties. When the response to this solicitation contains costs or charges for royalties totaling more than $250, the following information shall be included in the response relating to each separate item of royalty or license fee:

1)	Name and address of licensor.

2)	Date of license agreement.

3)	Patent numbers, patent application serial numbers, or other basis on which the royalty is payable.

4)	Brief description, including any part or model numbers of each contract item or component on which the royalty is payable.

5)	Percentage of dollar rate of royalty per unit.

6)	Unit price of contract item.

7)	Number of units.

8)	Total dollar amount of royalties.

b.

Copies of current licenses. In addition, if specifically requested by L3Harris before execution of the contract, the Offeror shall furnish a copy of the current license agreement and an identification of applicable claims of specific patents.

H-1723-3 (Rev. 06/13/2022)	2

5.	FAR 52.227-15 REPRESENTATION OF LIMITED RIGHTS DATA AND RESTRICTED COMPUTER SOFTWARE

a.

This solicitation sets forth the Government’s known delivery requirements for data (as defined in FAR 52.227-14, Rights in Data General).. Any resulting contract may also provide the Government the option to order additional data under the Additional Data Requirements clause at 52.227-16, if included in the contract. Any data delivered under the resulting contract will be subject to the Rights in Data—General clause at 52.227-14 included in this contract. Under the latter clause, a Contractor may withhold from delivery data that qualify as limited rights data or restricted computer software, and deliver form, fit, and function data instead. The latter clause also may be used with its Alternates II and/or Ill to obtain delivery of limited rights data or restricted computer software, marked with limited rights or restricted rights notices, as appropriate. In addition, use of Alternate V with this latter clause provides the Government the right to inspect such data at the Contractor’s facility.

b.

As an aid in determining the Government’s need to include Alternate II or Alternate Ill in the clause at 52.227-14, Rights in Data-General, the Offeror shall complete Paragraph c. of this provision to either state that none of the data qualify as limited rights data or restricted computer software, or identify, to the extent feasible, which of the data qualifies as limited rights data or restricted computer software. Any identification of limited rights data or restricted computer software in the Offeror’s response is not determinative of the status of such data should a contract be awarded to the Offeror.

c.	The Offeror represents that it has reviewed the requirements for the delivery of data or software and states (Offeror check appropriate block)—

☐	None of the data proposed for fulfilling such requirements qualifies as limited rights data or restricted computer software.

☐	Not applicable as no data or software is to be delivered. ☒ Data proposed for fulfilling such requirements qualify as limited rights data or restricted computer software and are identified as follows:

Orguestra software

NOTE: “Limited rights data” and “Restricted computer software” are defined in the contract clause entitled “Rights in Data—General.”

6.	DFARS 252.208-7000 INTENT TO FURNISH PRECIOUS METALS AS GOVERNMENT-FURNISHED MATERIAL (NA for Foreign Supplier)

a.

The Government intends to furnish precious metals required in the manufacture of items to be delivered under the contract if the Contracting Officer determines it to be in a Government’s best interest. The use of Government-furnished silver is mandatory when the quantity required is one hundred troy ounces or more. The precious metal(s) will be furnished pursuant to the Government-Furnished Property clause of the contract.

b.

The Offeror shall cite the type (silver, gold, platinum, palladium, iridium, rhodium, and ruthenium) and quantity in whole troy ounces of precious metals required in the performance of this contract (including precious metals required for any first article or production sample) and shall specify the national stock number (NSN) and nomenclature, if known, of the deliverable item requiring precious metals.

Precious Metal *	Quantity	Deliverable Item (NSN and Nomenclature)

*	If platinum or palladium, specify whether sponge or granules are required.

H-1723-3 (Rev. 06/13/2022)	3

c.

Offerors shall submit two prices for each deliverable item which contains precious metals-one based on the Government furnishing precious metals, and one based on the Contractor furnishing precious metals. Award will be made on the basis which is in the best interest of the Government.

d.

The Contractor agrees to insert this clause, including this paragraph (d), in solicitations for subcontracts and purchase orders issued in performance of this contract, unless the Contractor knows that the item being purchased contains no precious metals.

7.	252.223-7001 HAZARD WARNING LABELS (NA for Foreign Supplier)

a.	“Hazardous material,” as used in this clause, is defined in the Hazardous Material Identification and Material Safety Data clause of this contract.

b.

The Contractor shall label the item package (unit container) of any hazardous material to be delivered under this contract in accordance with the Hazard Communication Standard (29 CFR 1910.1200 et seq). The Standard requires that the hazard warning label conform to the requirements of the standard unless the material is otherwise subject to the labeling requirements of one of the following statutes:

1)	Federal Insecticide, Fungicide and Rodenticide Act;

2)	Federal Food, Drug and Cosmetics Act;

3)	Consumer Product Safety Act;

4)	Federal Hazardous Substances Act; or

5)	Federal Alcohol Administration Act.

c.

The Offeror shall list which hazardous material listed in the Hazardous Material Identification and Material Safety Data clause of this contract will be labeled in accordance with one of the Acts in Paragraphs b. (1) through (5) of this clause instead of the Hazard Communication Standard. Any hazardous material not listed will be interpreted to mean that a label is required in accordance with the Hazard Communication Standard.

d.

The apparently successful Offeror agrees to submit, before award, a copy of the hazard warning label for all hazardous materials not listed in Paragraph c. of this clause. The Offeror shall submit the label with the Material Safety Data Sheet being furnished under the Hazardous Material Identification and Material Safety Data clause of this contract.

e.	The Contractor shall also comply with MIL-STD-129, Marking for Shipment and Storage (including revisions adopted during the term of this contract).

8.	DFARS 252.225-7000 BUY AMERICAN STATUTE—BALANCE OF PAYMENTS PROGRAM CERTIFICATE (NA for COTS and NA for Foreign Supplier)

a.

Definitions. Domestic end product, foreign end product, qualifying country, and qualifying country end product have the meanings given in the Buy American Act and Balance of Payments Program clause of this solicitation.

b.	Certifications and identification of country of origin.

1)	For all line items subject to the Buy American Act and Balance of Payments Program clause of this solicitation, the offeror certifies that—

(i)	Each end product, except those listed in paragraphs (b)(2) or (3) of this provision, is a domestic end product; and

(ii)	For end products other than COTS items, components of unknown origin are considered to have been mined, produced, or manufactured outside the United States or a qualifying country.

2)	The offeror certifies that the following end products are qualifying country end products:

Line Item Number	Country of Origin

N/A (services only)

3)

The following end products are other foreign end products, including end products manufactured in the United States that do not qualify as domestic end products, i.e., an end product that is not a COTS item and does not meet the component test in paragraph (ii) of the definition of “domestic end product”

H-1723-3 (Rev. 06/13/2022)	4

Line Item Number	Country of Origin

N/A (services only)

9.	DFARS 252.227-7017 IDENTIFICATION AND ASSERTION OF USE, RELEASE, OR DISCLOSURE RESTRICTIONS

a.	The terms used in this provision are defined in the following clause or clauses contained in this solicitation-

1)

If a successful Offeror will be required to deliver technical data, the Rights in Technical Data-Noncommercial Items clause, or, if this solicitation contemplates a contract under the Small Business Innovative Research Program, the Rights in Noncommercial Technical Data and Computer Software-Small Business Innovative Research (SBIR) Program clause.

2)

If a successful Offeror will not be required to deliver technical data, the Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation clause, or, if this solicitation contemplates a contract under the Small Business Innovative Research Program, the Rights in Noncommercial Technical Data and Computer Software-Small Business Innovative Research (SBIR) Program clause.

b.

The identification and assertion requirements in this provision apply only to technical data, including computer software documents, or computer software to be delivered with other than unlimited rights. For contracts to be awarded under the Small Business Innovative Research Program, the notification requirements do not apply to technical data or computer software that will be generated under the resulting contract. Notification and identification is not required for restrictions based solely on copyright.

c.

Offers submitted in response to this solicitation shall identify, to the extent known at the time an offer is submitted to the Government, the technical data or computer software that the Offeror, its subcontractor’s or supplier’s, or potential subcontractor’s or supplier’s assertions should be furnished to the Government with restrictions on use, release, or disclosure.

d.

The Offeror’s assertions, including the assertions of its subcontractors or suppliers or potential subcontractors or suppliers, shall be submitted as an attachment to its offer in the following format, dated and signed by an official authorized to contractually obligate the Offeror:

Identification and Assertion of Restrictions on the Government’s Use, Release, or Disclosure of Technical Data or Computer Software.

The Offeror asserts for itself, or the persons identified below, that the Government’s rights to use, release, or disclose the following technical data or computer software should be restricted.

Technical Data or Computer Software To Be Furnished With Restrictions*	Basis for Assertion**	Asserted Rights Category***	Name of Person Asserting Restrictions****
(LIST)*****	(LIST)	(LIST)	(LIST)
Orquestra	Development exclusively at private expense	Restricted rights	Yudong Cao

*

For technical data (other than computer software documentation) pertaining to items, components, or processes developed at private expense, identify both the deliverable technical data and each such items, component, or process. For computer software or computer software documentation identify the software or documentation.

**

Generally, development at private expense, either exclusively or partially, is the only basis for asserting restrictions. For technical data, other than computer software documentation, development refers to development of the item, component, or process to which the data pertain. The Government’s rights in computer software documentation generally may not be restricted. For computer software, development refers to the software. Indicate whether development was accomplished exclusively or partially at private expense. If development was not accomplished at private expense, or for computer software documentation, enter the specific basis for asserting restrictions.

H-1723-3 (Rev. 06/13/2022)	5

***

Enter asserted rights category (e.g., government purpose license rights from a prior contract, rights in SBIR data generated under another contract, limited, restricted, or government purpose rights under this or a prior contract, or specially negotiated licenses).

****	Corporation, individual, or other person, as appropriate.
*****	Enter “none” when all data or software will be submitted without restrictions.

e.	An Offeror’s failure to submit, complete, or sign the notification and identification required by Paragraph d. of this provision with its offer may render the offer ineligible for award.

f.

If the Offeror is awarded a contract, the assertions identified in Paragraph d. of this provision shall be listed in an attachment to that contract. Upon request by the Contracting Officer, the Offeror shall provide sufficient information to enable the Contracting Officer to evaluate any listed assertion.

Date:	10/16/2023
Printed Name:	Yudong Cao
Printed Title:	CTO
Signature:	/s/ Yudong Cao

10.	DFARS 252.227-7028 TECHNICAL DATA OR COMPUTER SOFTWARE PREVIOUSLY DELIVERED TO THE GOVERNMENT

The Offeror shall attach to its offer an identification of all documents or other media incorporating technical data or computer software it intends to deliver under this contract with other than unlimited rights that are identical or substantially similar to documents or other media that the Offeror has produced for, delivered to, or is obligated to deliver to the Government under any contract or subcontract. The attachment shall identify—

a.	The contract number under which the data or software were produced;

b.	The contract number under which, and the name and address of the organization to whom, the data or software were most recently delivered or will be delivered; and

c.	Any limitation on the Government’s right to use or disclose the data, including, when applicable, identification of the earliest date the limitations expire.

11.	AUTHORIZED NEGOTIATORS

The Offeror represents that the following persons are authorized to negotiate on its behalf with L3Harris in connection with this request for proposals or quotations: (list names, titles, and telephone numbers of the authorized negotiators).

Name	Title	Telephone No.
Nicole Fitchaptric	General Counsel	[***]
Noelle Slifka	Outside counsel to Zapata
Jhonathan Romero Fontalvo	Director, Professional Services
Mimi Flangan	CFO

Complete for all Quotes Over $150K

12.	FAR 52.203-2 CERTIFICATE OF INDEPENDENT PRICE DETERMINATION

a.	The Offeror certifies that—

1)

The prices in this offer have been arrived at independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other Offeror or competitor relating to a) these prices, b) the intention to submit an offer, or c) the methods or factors used to calculate the prices offered;

2)

The prices in this offer have not been and will not be knowingly disclosed by the Offeror, directly or indirectly, to any other Offeror or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the sealed bid solicitation) or contract award (in the case of a negotiated solicitation) unless otherwise required by law; and

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3)	No attempt has been made or will be made by the Offeror to induce any other concern to submit or not submit an offer for the purpose of restricting competition.

b.	Each signature on the offer is considered to be a certification by the signatory that the signatory-

1)

Is the person in the Offeror’s organization responsible for determining the prices being offered in this bid or proposal, and that the signatory has not participated and will not participate in any action contrary to Subparagraphs a.1) through a.3) above; or

(i)

Has been authorized, in writing, to act as agent for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to Subparagraphs a.1) through a.3) above

Mimi Flanagan, CFO

(insert full name of person(s) in the Offeror’s organization responsible for determining the prices offered in this bid or proposal and the title of his or her position in the Offeror’s organization);

(ii)

As an authorized agent, does certify that the principals named in Subdivision b.2)a) above have not participated, and will not participate, in any action contrary to Subparagraphs a.1) through a.3) above; and

(iii)	As an agent, has not personally participated, and will not participate, in any action contrary to Subparagraphs a.1) through a.3) above.

c.	If the Offeror deletes or modifies Subparagraph a.2) above, the Offeror must furnish with its offer a signed statement setting forth in detail the circumstances of the disclosure.

13.	DFARS 252.225-7020 TRADE AGREEMENTS CERTIFICATE BASIC (NA for Foreign Supplier)

a.

Definitions. “Designated country end product,” “nondesignated country end product,” “qualifying country end product,” and “U.S.-made end product” have the meanings given in the Trade Agreements basic clause of this solicitation.

b.	Evaluation. The Government—

1)	Will evaluate offers in accordance with the policies and procedures of Part 225 of the Defense Federal Acquisition Regulation Supplement; and

2)	Will consider only offers of end products that are U.S.-made, qualifying country, or designated country end products unless—

(i)	There are no offers of such end products;

(ii)	The offers of such end products are insufficient to fulfill the Government’s requirements; or

(iii)	A national interest waiver has been granted.

c.	Certification and identification of country of origin.

1)

For all line items subject to the Trade Agreements basic clause of this solicitation, the offeror certifies that each end product to be delivered under this contract, except those listed in paragraph (c)(2) of this provision, is a U.S.-made, qualifying country, or designated country end product.

2)	The following supplies are other nondesignated country end products:

(Line Item Number)	(Country of Origin)

N/A (services only)

14.	DFARS 252.225-7035 BUY AMERICAN-FREE TRADE AGREEMENTS—BALANCE OF PAYMENTS PROGRAM CERTIFICATE BASIC (NA for Foreign Supplier)

a.

Definitions. Bahrainian end product, commercially available off-the-shelf (COTS) item, component, domestic end product, Free Trade Agreement country end product, foreign end product, Moroccan end product, Peruvian end product, qualifying country end product, and United States have the meanings given in the Buy American—Free Trade Agreements—Balance of Payments Program - Basic clause of this solicitation.

b.	Certifications and identification of country of origin.

1)	For all line items subject to the Buy American—Free Trade Agreements—Balance of Payments - Basic Program clause of this solicitation, the offeror certifies that—

(i)	Each end product, except the end products listed in paragraph (b)(2) of this provision, is a domestic end product; and

H-1723-3 (Rev. 06/13/2022)	7

(ii)	Components of unknown origin are considered to have been mined, produced, or manufactured outside the United States or a qualifying country.

2)	The offeror shall identify all end products that are not domestic end products.

(i)	The offeror certifies that the following supplies are qualifying country (except Australian or Canadian) end products:

(N/A) (Country of Origin))

(ii)

The offeror certifies that the following supplies are Free Trade Agreement country end products other than Bahrainan end products, Moroccan end products, Panamanian end products or Peruvian end products:

(N/A) (Country of Origin))

(iii)

The following supplies are other foreign end products, including end products manufactured in the United States that do not qualify as domestic end products, i.e. and end product that is not a COTS item and does not meet the component test in paragraph (ii) of the definition of “domestic end product”:

(N/A) (Country of Origin (If known))

COMPLETE FOR ALL QUOTES OVER CAS THRESHOLD

15.	FAR 52.230-1 COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (NA for Foreign Supplier)

NOTE:	This notice does not apply to small businesses or foreign suppliers. This notice is in three parts, identified by Roman Numerals I through III.

Any subcontract in excess of the applicable Cost Accounting Standards Threshold per FAR 9903.201-1 resulting from this solicitation is subject to the requirements of the Cost Accounting Standards Board (CASB) except those contracts for which exemption is authorized by the Federal Acquisition Regulations (FAR).

The information provided in this notice determines the Cost Accounting Standards (CAS) requirements applicable to any resulting subcontract resulting from this solicitation.

Those subcontracts which may be exempt under the provisions of 48 CFR 9903.201-1 are also exceptions to this statement.

NOTE:	Offerors shall examine each part and provide the requested information in order to determine Cost

Accounting Standards (CAS) requirements applicable to any resultant subcontract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6) respectively.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

Offeror is currently performing on a CAS covered contract of $7.5 M or more:   ☐    Yes  ☒    No

If the Offeror is an educational institution, Part II does not apply unless the contemplated subcontract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I.	DISCLOSURE STATEMENT—COST ACCOUNTING PRACTICES AND CERTIFICATION

Offeror: If your proposal exceeds the applicable Cost Accounting Standards (CAS) Threshold, but you claim a full exemption from all CAS rules and regulations, certify that an exemption under the provisions of 48 CFR 9903-201-1(b) or 48 CFR 9903-201-5(b) applies by checking the appropriate box(es) below. Please note that all exemptions have been listed as a matter of reference and require your selection and certification. If an exemption does not apply, your attention is directed to the remaining sections to be completed. Please ensure the form is completed, signed, and dated prior to submittal.

☒	(A)	Firm fixed-priced, fixed-priced with economic price adjustment (provided that price adjustment is not based on actual costs incurred), time-and-materials, and labor-hour subcontracts for the acquisition of commercial items.

H-1723-3 (Rev. 06/13/2022)	8

☒	(B)	Subcontracts of less than $7.5 million (M), provided that, at the time of award, the business unit of the subcontractor is not currently performing any CAS-covered contracts or subcontracts valued at $7.5 M or greater.

☐	(C)	Subcontracts with Foreign governments or their agents or instrumentalities or, insofar as the requirements of CAS other than 48 CFR 9904.401 and 48 CFR 9904.402 are concerned, any subcontract awarded to a foreign concern.

☐	(D)	Subcontracts in which the price is set by law or regulation

☐	(E)	Sealed bid Subcontracts

☒	(F)	Subcontracts with Small Businesses

☐	(G)	Subcontractors under the NATO PHM Ship program to be performed outside the United States by a foreign concern.

☐	(H)	Firm-fixed-price contracts or subcontracts awarded on the basis of adequate price competition without submission of cost or pricing data. L3Harris is not precluding the submission of adequate justification as identified by L3Harris.

OR

waived pursuant to 48 CFR 9903-201-5(b):

☐	(I)	CAS Waived by head of procuring agency

CAUTION: Compliance with federal laws, rules, and regulations remains the responsibility of the subcontractor and in no event will L3Harris’ representative be liable for loss or damage to any party which may result from use of or reliance upon these interpretations.

(a)

Any offeror submitting a proposal which, if accepted, will result in a subcontract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (b) of Part I of this provision.

CAUTION: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(a)	If no exemption applies, offeror must check the appropriate box(es) below- (1), (2), (3), (4), or (5):

☐ (1) Certificate of Concurrent Submission of Disclosure Statement

The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows:

(i)	Original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity, as applicable, and

(ii)	one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or Federal agency official acting in that capacity, and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official where filed:

Check and complete one of the following, indicating whether Disclosure Statement is attached, or has been submitted to the Contracting Officer.

☐	Disclosure Statement is attached hereto.

☐	Disclosure Statement submitted to above Contracting Officer on

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

H-1723-3 (Rev. 06/13/2022)	9

☐	(2) Certificate of Previously Submitted Disclosure Statement

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official where filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☐	(3) Certificate of Monetary Exemption (Disclosure Statement)

The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted.

The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

☐	(4) Certificate of Interim Exemption (Disclosure Statement)

The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CRF 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under paragraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

CAUTION: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

☐	(5) Certificate of Disclosure Statement Due Date by Educational Institution

If the offeror is an educational institution that, under the transition provisions of 48 CFR 9903.202-1(f), is or will be required to submit a Disclosure Statement after receipt of this award, the offeror hereby certifies that (check one and complete):

☐ (i)	A Disclosure Statement filing Due Date of has been established with the cognizant Federal agency.

☐ (ii)	The Disclosure Statement will be submitted within the 6 month period ending months after receipt of this award.

Name and Address of Cognizant ACO or Federal Official where Disclosure Statement is to be filed:

H-1723-3 (Rev. 06/13/2022)	10

II.	COST ACCOUNTING STANDARDS-ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

If the Offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the Offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

☐

The Offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the Offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the Offeror received less than $50 million in awards of CAS-covered prime contracts and subcontracts. The Offeror further certifies that if such status changes before an award resulting from this proposal, the Offeror will advise the Contracting Officer immediately.

CAUTION: An Offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $50 million or more or if, during its current cost accounting period, the Offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III.	ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The Offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐    Yes  ☐    No

16.	DFARS 252.246-7007 CONTRACTOR COUNTERFEIT ELECTRONIC PART DETECTION AND AVOIDANCE SYSTEM.

Definition. “Electronic part,” as used in this provision—Means an integrated circuit, a discrete electronic component (including, but not limited to, a transistor, capacitor, resistor, or diode), or a circuit assembly (section 818(f)(2) of Pub. L. 112-81).

Cost Accounting Standards are applicable:

☐    Yes  ☐  No

If Yes, check only one item:

☐	Supplier does supply electronic parts and will comply with requirements of SECTION 818 of the National Defense Authorization Act for Fiscal Year 2012 and DFARS 246.870-2.

☐	Supplier does supply electronic parts but does not comply with requirements of SECTION 818 of the National Defense Authorization Act for Fiscal Year 2012 and DFARS 246.870-2.

☐	Supplier does not supply electronic parts.

SIGNATURE OF AUTHORIZED INDIVIDUAL FOR REPRESENTATIONS AND CERTIFICATIONS

The Offeror herby certifies that as of time of offer, that all information provided herein is current, accurate, and complete. Offeror shall insert the date, name of his/her firm, and full name and authorized signature for the Certifications and Representations noted above.

Date:	10/24/2023
Company Name:	Zapata Computing, Inc.
Place of Business:	Boston, MA
Authorized Name:	Mimi Flanagan
Authorized Signature:	/s/ Mimi Flanagan
Title of Authorized Individual:	CFO

H-1723-3 (Rev. 06/13/2022)	11

Attachment E

Extended NDA

[***]

Milestone Payment Special Provision

Attachment: F

1.	A payment will be made to the Supplier upon satisfactory completion of each milestone event specified in Paragraph (5) of this clause in the amount specified for the relevant milestone event.

2.

Upon completion of each milestone billing event, the Supplier shall notify L3Harris in writing, accompanied by a narrative of the work activity accomplished for the particular milestone event. L3Harris shall promptly verify that successful completion of the milestone event has occurred. The Supplier shall then submit an invoice to the designated paying office.

3.	Milestone billings shall not be submitted after deliveries of major end items commence upon which milestone payments had been made.

4.

All milestone payments are interim contract financing payments with respect to total contract performance. As such, they are fully recoverable in the event of default under the Default clause. Therefore, all milestone payments made with respect to contract line items that are not delivered and accepted by L3Harris shall, in the event of termination for default, be paid to L3Harris upon demand.

5.	Upon successful completion of a milestone event, the Supplier may request milestone payments based on the following milestone data:

Milestone Payment Special Provision

Attachment F Table

BASE YEAR		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
Quantun Benchmark - ZAPATA		Nov-23	Dec-23	Jan-24	Fab-24	Mar-24	Apr-24	May-24	Jun-24	Jul-24	Aug-24	Sep-24	Oct-24	Nov-24	Dec-24	Jan-25	Feb-25	TOTAL
TASK	Item Description
QB_S001	MONTHLY_TECHNICAL	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,00000	$816,000.00
QB_S002	MONTHLY-SCHEDULE	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,00000	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,000.00	$51,00000	$816,00000
QB_S003	SUBCONTRACT START	$53,542.00																$53,542.00
QB_S004	QUARTERLY_RPT	$21,000.00			$21,000.00			$21,000.00			$21,000.00			$21,000.00				$105,00000
QB_S005	PHASE_COMP															$21,000.00		$21,00000
QB_S010	SDRL0010							$15,000.00										$15,000.00
QB_S011	SDRL 0011							$15,000.00										$15,000.00
QB_S012	SDRL 0012										$15,000.00							$15,00000
QB_S014	SDRL 0014													$15,000.00				$15,000.00
QB_S015	SDRL 0015													$15,000.00				$15,00000
QB_S016	SDRL 0016													$15,000.00				$15,00000
QB_$017	SDRL 0017																$15,000.00	$15,000.00
QB_S018	SDRL 0018																$15,000.00	$15,000.00
QB_S019	SDRL 0019				$15,000.00													$15,00000

		$176,542.00	$102,000.00	$102,000.00	$138,000.00	$102,000.00	$102,000.00	$153,000.00	$102,000.00	$102,000.00	$138,000.00	$102,000.00	$102,000.00	$168,000.00	$102,000.00	$123,000.00	$132,000.00	$1,946,542.00

Addt’l Mandatory flowdown Clause	Title	Description

Attachment la, Clause 2.0	KEY PERSONNEL

The personnel listed below are considered essential to the work being performed Prior to substituting, removing, replacing, or otherwise diverting the activity of any of the key individuals specified below, the contractor shall notify the DARPA Contracting Officer in writing at least 15 calendar days in advance, unless compelling circumstances exist otherwise, and include information supporting the need for change. The proposed substitution of personnel must meet or exceed the qualifications of the candidate identified herein, as determined and agreed to by the Contracting Officer.:

[***]

Attachment la, Clause 5.0	TRAVEL

(a) University Performers Reimbursement for travel-related expenses shall be as stipulated in 2 CFR 200, subpart E and appendix III, as prescribed by FAR 31. 303

(b) Non-Profit Performers Reimbursement for travel-related expenses shall be as stipulated in 2 CFR 200, subpart E and appendix IV, as prescribed by FAR 31. 703.

(c) Non-University/For-Profit Performers and Nonprofit Organizations exempted from the OMB Uniform Guidance at 2 CFR part 200, Appendix VIII: Reimbursement for travel-related expenses shall be as stipulated in FAR 31.205-46 and DFARS 252.231-7000.

(d) In connection with direct charge to the contract of travel-related expenses, the Contractor shall hold travel to the minimum required to meet the objectives of the contract.

Section I Contract Clause	ByteDance Limited (Tik ToK FAR 52.204.27)	FAR 52.204-27 PROHIBITION ON A BYTEDANCE COVERED APPLICATION (JUN 2023)

6.

A milestone event may be successfully completed in advance of the date appearing in paragraph 5 of this clause. However, payment shall not be made prior to that date without the prior written consent of L3Harris.

7.	The Supplier is not entitled to partial payment for less than successful completion of a milestone event.

8.	All preceding milestone events must be successfully completed before payment can be made for the next milestone event.

H-2445 (Rev 01/2022)

Attachment H

Excel Spreadsheet_TM_DARPA [Draft] 10162023

[***]

52.204-27 Prohibition on a ByteDance Covered Application.

As prescribed in 4.2203, insert the following clause:

Prohibition on a ByteDance Covered Application (Jun 2023)

(a)	Definitions. As used in this clause—

Covered application means the social networking service TikTok or any successor application or service developed or provided by ByteDance Limited or an entity owned by ByteDance Limited.

Information technology, as defined in 40 U.S.C. 11101(6)—

(1) Means any equipment or interconnected system or subsystem of equipment, used in the automatic acquisition, storage, analysis, evaluation, manipulation, management, movement, control, display, switching, interchange, transmission, or reception of data or information by the executive agency, if the equipment is used by the executive agency directly or is used by a contractor under a contract with the executive agency that requires the use—

(i)	Of that equipment; or

(ii) Of that equipment to a significant extent in the performance of a service or the furnishing of a product;

(2) Includes computers, ancillary equipment (including imaging peripherals, input, output, and storage devices necessary for security and surveillance), peripheral equipment designed to be controlled by the central processing unit of a computer, software, firmware and similar procedures, services (including support services), and related resources; but

(3)	Does not include any equipment acquired by a Federal contractor incidental to a Federal contract.

(b) Prohibition. Section 102 of Division R of the Consolidated Appropriations Act, 2023 (Pub. L. 117-328), the No TikTok on Government Devices Act, and its implementing guidance under Office of Management and Budget (OMB) Memorandum M-23-13, dated February 27, 2023, “No TikTok on Government Devices” Implementation Guidance, collectively prohibit the presence or use of a covered application on executive agency information technology, including certain equipment used by Federal contractors. The Contractor is prohibited from having or using a covered application on any information technology owned or managed by the Government, or on any information technology used or provided by the Contractor under this contract, including equipment provided by the Contractor’s employees; however, this prohibition does not apply if the Contracting Officer provides written notification to the Contractor that an exception has been granted in accordance with OMB Memorandum M-23-13.

(c) Subcontracts. The Contractor shall insert the substance of this clause, including this paragraph (c), in all subcontracts, including subcontracts for the acquisition of commercial products or commercial services.

(End of clause)

Parent topic: 52.204 [Reserved]